UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

JABIL CIRCUIT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JABIL CIRCUIT, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On January 26, 2017

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TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation (“Jabil”), will be held on Thursday, January 26, 2017, at 10:00 a.m., Eastern Time (“ET”), at the Company’s corporate headquarters located at 10560 Dr. Martin Luther King Jr. Street North, St. Petersburg, Florida 33716 for the following purposes:

1.	To elect nine directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2017;
3.	To approve (on an advisory basis) Jabil’s executive compensation;
4.	To approve an amendment to increase the size of the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan by 4,950,000 shares;
5.	To approve an amendment to increase the size of the Jabil Circuit, Inc. 2011 Employee Stock Purchase Plan by 6,000,000 shares; and
6.	To transact such other business as may properly come before the Annual Meeting, including any adjournment thereof.

Only stockholders of record at the close of business on November 30, 2016 are entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to save costs and help protect the environment again this year by using the Notice and Access method of delivery. Instead of receiving paper copies of our proxy materials in the mail, many stockholders will receive a Notice Regarding the Availability of Proxy Materials (“Notice”), which provides an Internet website address where stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote your shares using one of the following methods: (1) vote through the Internet at the website or by telephone at the telephone number shown on the proxy card or Notice; or (2) if you received paper copies of your proxy materials in the mail, mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

FOR THE BOARD OF DIRECTORS OF JABIL CIRCUIT, INC.

Robert L. Katz

Executive Vice President, General Counsel and Corporate Secretary

St. Petersburg, Florida

December 9, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on January 26, 2017

The Proxy Statement and Annual Report to Stockholders are available at

www.edocumentview.com/JBL.

Information on our website, other than this Proxy Statement, is not a part of this Proxy Statement.

TABLE OF CONTENTS

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JANUARY 26, 2017

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, OR, IF YOU REQUESTED PAPER COPIES OF THE PROXY MATERIALS, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD.

JABIL CIRCUIT, INC.

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PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JANUARY 26, 2017

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INFORMATION CONCERNING SOLICITATION AND VOTING

General

We are using the Securities and Exchange Commission (“SEC”) Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about December 9, 2016, we mailed to all stockholders a Notice, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice also contains instructions for requesting a full printed set of the proxy materials.

The enclosed proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation (except where the context otherwise requires, references herein to “Jabil” “Company” “we” “our” or “us” mean Jabil Circuit, Inc. together with its subsidiaries), for use at the Annual Meeting of Stockholders to be held on Thursday, January 26, 2017, at 10:00 a.m. (ET), and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Jabil’s principal executive office located at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716. Jabil’s telephone number at its principal executive office is (727) 577-9749.

Record Date and Measurement Date

Stockholders of record at the close of business on November 30, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of October 31, 2016 (the “Measurement Date”), 184,492,454 shares of Jabil’s common stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Jabil’s common stock, see “Share Ownership by Principal Stockholders and Management” in the “Beneficial Ownership” section. The closing sales price of Jabil’s common stock on the New York Stock Exchange (“NYSE”) on the Measurement Date was $21.34 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Jabil’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet or telephone at a later date) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by Jabil. In addition, Jabil may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Jabil’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. While we have not chosen at this time to engage the services of a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitation, should we do so, we will bear all costs of such solicitation of proxies. We anticipate that if we retain the services of a proxy solicitor, we would pay that firm customary fees for those services, which we believe would not be significant.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of Jabil common stock outstanding on the Record Date must be present or represented at the Annual Meeting in order to have a quorum for the transaction of business. Shares on which an abstention, a withheld vote or a broker non-vote has occurred will be counted as present for purposes of determining the presence of a quorum.

Our Bylaws provide that the election of our directors in uncontested elections is based on a majority voting standard. In contested director elections, the plurality standard will apply. In Proposal 1, we have nominated nine directors for election at the Annual Meeting, and because we did not receive advance notice under our Bylaws of any stockholder nominees for directors, the election of directors is an uncontested election. To be elected in an uncontested election, the votes “for” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes will have no effect on the election of directors. If an incumbent director is not elected and no successor has been elected at the meeting, the incumbent director shall promptly tender his or her conditional resignation following certification of the vote. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following the recommendation. For additional information regarding the majority voting standard, see “Majority Voting for Directors.”

The approval of Proposals 2, 3 and 6 requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and actually cast on each such specific Proposal. Abstentions and broker non-votes will have no effect on the approval of Proposals 2, 3 and 6. Proposal 3 is considered a non-binding advisory vote.

The approval of Proposals 4 and 5 requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and actually cast on such Proposal. Because broker non-votes are not shares entitled to vote, they will have no effect on the approval of Proposals 4 and 5. Abstentions, however, are entitled to vote, so they will have an effect on the approval of Proposals 4 and 5.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the NYSE rules to vote on that particular proposal without receiving voting instructions from the beneficial owner. If you own shares through a broker, therefore, you must instruct your broker how to vote in order for your vote to be counted.

Voting Results

Votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting via the Internet or Telephone

For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Computershare Investor Services (“Computershare”), Jabil’s transfer agent, may vote as set forth on the Notice, or, if they received paper copies in the mail of the proxy materials, by mailing in the proxy or via the Internet or telephone at the World Wide Web address or telephone number set forth on the proxy card.

Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the Notice or the proxy card, if the registered stockholder received paper copies in the mail of the proxy materials. Votes submitted via the Internet or telephone by a registered stockholder must be received by 11:59 p.m. (ET) on January 25, 2017.

For Shares Registered in the Name of a Brokerage or Bank. A number of brokerage firms and banks are participating in a program for shares held in “street name” that offers Internet voting options. This program is different from the program provided by Computershare for shares registered in the name of the stockholder. If your shares are held in an account at a

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brokerage firm or bank participating in the street name program you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Votes submitted via the Internet through the street name program must be received by 11:59 p.m. (ET) on January 25, 2017.

Notice and Access. We are delivering proxy materials to many stockholders via the Internet under the SEC’s Notice and Access rules, which will save costs and paper. Using this method of distribution, on or about December 9, 2016, we mailed the Notice that contains basic information about our 2016 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you receive the Notice and prefer to receive a paper or e-mail copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via the preferred method. If you prefer to submit a proxy by telephone, please call toll-free 1-800-652-8683 and follow the voice prompts.

General Information. These Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that stockholders’ votes have been recorded properly. Stockholders voting via the Internet or telephone through either of these voting procedures should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholders. Also, please be aware that Jabil is not involved in the operation of either of these Internet and telephone voting procedures and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

You may elect to receive future notices of meetings, proxy materials and annual reports electronically via the Internet, if then made available by Jabil. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. If you have not yet enrolled in Jabil’s Internet delivery program, we strongly encourage you to do so as it is a cost-effective way for Jabil to send you the Proxy Statement and annual report materials. Participation instructions are set forth on the enclosed proxy card. When next year’s Proxy Statement and annual report materials are available, you may be sent an e-mail telling you how to access them electronically. Please note that, while we are using the rules enacted by the SEC regarding the electronic distribution of proxy materials on websites, as opposed to being mailed, we may decide to change our procedures for the distribution of our proxy materials next year.

If you elect to access these materials via the Internet, you may still request paper copies by contacting your brokerage firm, bank or Jabil. Your participation in the new Internet program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of Jabil that are intended to be presented by such stockholders at Jabil’s 2017 Annual Meeting of Stockholders must be submitted and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be received by Jabil no later than August 11, 2017 in order to be considered for possible inclusion in the Proxy Statement and form of proxy relating to that meeting. Our Bylaws provide that, for any stockholder proposal or director nomination to be properly presented at the 2017 Annual Meeting of Stockholders, whether or not also submitted for inclusion in our Proxy Statement, our Corporate Secretary must receive notice of the matter not less than 120 days prior to December 9, 2017, which will be August 11, 2017. The proxy solicited by the Board of Directors for the 2017 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal or director nomination presented at that meeting, unless Jabil is provided with written notice of such proposal by August 11, 2017. Any proposals or director nominations must be mailed to our principal executive offices located at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716, Attention: Corporate Secretary. Each notice of director nomination must be accompanied by the information required for director nominations as set forth under the “Selection of Nominees for the Board of Directors” section. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the stockholder making the nomination or proposal, or that does not comply with our Bylaws, will be disregarded.

Fiscal Year End

Jabil’s fiscal year ends on August 31.

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BENEFICIAL OWNERSHIP

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of Jabil as of the Measurement Date by: (i) each of Jabil’s directors and nominees for director; (ii) each of the named executive officers (“NEOs”) listed in the Summary Compensation Table; (iii) all current directors and executive officers of Jabil as a group; and (iv) each person known by Jabil to own beneficially more than five percent of the outstanding shares of its common stock. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire beneficial ownership within 60 days of the Measurement Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 184,492,454 shares of Jabil’s common stock were issued and outstanding as of the Measurement Date.

	Number of	Percent of
Principal Stockholders:	Shares (1) (2)	Total
FMR LLC (3)	23,082,036	12.5%
245 Summer Street, Boston, MA 02210
BlackRock Inc. (4)	13,110,117	7.1%
55 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc. (5)	13,081,648	7.1%
100 Vanguard Boulevard, Malvern, PA 19355
Boston Partners (6)	12,753,173	6.9%
One Beacon Street, 30th Floor, Boston, MA 02108
Capital International Investors (7)	10,973,043	5.9%
11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025
Directors and Director Nominees:
Anousheh Ansari	8,500	*
Martha F. Brooks (8)	80,930	*
Timothy L. Main (9)	289,969	*
Mark T. Mondello (10)	677,349	*
Frank A. Newman	178,065	*
John C. Plant	8,500	*
Steven A. Raymund	167,188	*
Thomas A. Sansone (11)	2,507,045	1.4%
David M. Stout	64,500	*
Named Executive Officers:
Forbes I.J. Alexander (12)	254,383	*
William D. Muir, Jr. (13)	146,006	*
William E. Peters (14)	387,660	*
Alessandro Parimbelli	33,385	*
All current directors and executive officers as a group (21 persons) (15)	5,378,627	2.9%

*Less than one percent.

(1)	This column does not include all of the shares subject to stock appreciation rights (“SARs”) held by Jabil’s executive officers. As of the Measurement Date, Jabil’s executive officers held a total of 481,000 SARs, all of which have vested as of the Measurement Date. Upon exercise of a SAR, the holder will receive the number of shares of Jabil’s common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of Jabil’s common stock on the date of exercise. As of the Measurement Date, the fair market value of Jabil’s common stock (based on its closing sales price on the NYSE) was $21.34 per share, which is lower than the

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exercise price of 156,000 of the SARs held by Jabil’s executive officers on the Measurement Date. As of the Measurement Date, only 325,000 of the SARs held by Jabil’s executive officers were exercisable. If Jabil’s stock price increases to $21.56, then certain of the SARs that are currently not exercisable could become exercisable within 60 days of the Measurement Date.

(2)	Some or all of the directors and executive officers hold their respective shares in brokerage accounts that contain standard language that can be triggered any time such individual buys securities on margin. As a result of such arrangements, all of the shares owned by our directors and NEOs may be deemed to be pledged.
(3)	According to a Schedule 13G filed with the SEC on August 10, 2016 by FMR LLC (“FMR”) reporting beneficial ownership of FMR and its Vice Chairman, Abigail P. Johnson, of 23,082,036 shares as of July 29, 2016: (a) members of the Johnson family, directly or through trusts, own approximately 49% of the voting power of FMR (a parent holding company for, among other entities, Fidelity Management & Research Company, an investment advisor); (b) due to their share ownership and entry into a voting agreement with certain other shareholders, members of the Johnson family may be deemed to form a controlling group with respect to FMR; and (c) as of July 29, 2016 the reporting persons had sole voting power over 145,605 shares and sole dispositive power over 23,082,036 shares.
(4)	The amount shown and the following information is derived from a Schedule 13G/A filed by BlackRock Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2015. According to the Schedule 13G/A, BlackRock has sole voting power over 12,293,354 shares and sole dispositive power over 13,110,117 shares.
(5)	The amount shown and the following information is derived from a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”), reporting beneficial ownership as of December 31, 2015. According to the Schedule 13G/A, Vanguard has sole voting power over 136,277 shares, sole dispositive power over 12,947,240 shares and shared dispositive power over 8,600 shares.
(6)	The amount shown and the following information is derived from a Schedule 13G filed by Boston Partners, reporting beneficial ownership as of December 31, 2015. According to the Schedule 13G, Boston Partners has shared voting power over 12,753,173 shares and sole dispositive power over 12,753,173 shares.
(7)	The amount shown and the following information is derived from a Schedule 13G/A filed by Capital International Investors (“CII”), reporting beneficial ownership as of December 31, 2015. According to the Schedule 13G/A, CII has sole voting power over 8,953,190 shares and sole dispositive power over 10,973,043 shares.
(8)	Includes (i) 470 shares held by the Finn Grandchildren Trust, which is for the benefit of sixteen individuals (including three of Ms. Brooks’ children), for which Ms. Brooks is the sole trustee and over which Ms. Brooks disclaims beneficial ownership, and (ii) 3,960 total shares owned separately by three of Ms. Brooks’ children, over which Ms. Brooks disclaims beneficial ownership.
(9)	Includes (i) 4,310 total shares owned separately by two trusts, each of which is for the benefit of one of Mr. Main’s children, for each of which Mr. Main is one of three trustees, as to each of which Mr. Main shares voting and dispositive power and over which Mr. Main disclaims beneficial ownership and (ii) 2,290 total shares owned separately by two accounts, for each of which Mr. Main serves as a custodian for one of his children under the Florida Uniform Transfers to Minors Act.
(10)	Mr. Mondello is also Chief Executive Officer, and thus is a NEO in addition to being a director. Includes 80,000 shares subject to SARs held by Mr. Mondello that are exercisable within 60 days of the Measurement Date.
(11)	Includes (i) 1,963,532 shares held by TASAN Limited Partnership, a Delaware limited partnership, of which TAS Management, Inc. is the sole general partner, as to which Mr. Sansone has sole voting and dispositive power; Mr. Sansone is President of TAS Management, Inc., (ii) 375,825 shares held by Life’s Requite, Inc., a private charitable foundation of which Mr. Sansone is a director and as to which Mr. Sansone may be deemed to have shared voting and dispositive power and (iii) 600 shares beneficially owned by Mr. Sansone’s spouse, over which Mr. Sansone disclaims beneficial ownership.
(12)	Includes 65,000 shares subject to SARs held by Mr. Alexander that are exercisable within 60 days of the Measurement Date.
(13)	Includes (i) 75,000 shares subject to SARs held by Mr. Muir that are exercisable within 60 days of the Measurement Date, (ii) 11,712 shares beneficially owned by Mr. Muir’s spouse, over which Mr. Muir disclaims beneficial ownership and (iii) 300 shares beneficially owned by Mr. Muir’s daughter, over which Mr. Muir disclaims beneficial ownership.
(14)	Includes 75,000 shares subject to SARs held by Mr. Peters that are exercisable within 60 days of the Measurement Date.
(15)	Includes 325,000 shares subject to options and SARs held by five executive officers (including one employee director) that are exercisable within 60 days of the Measurement Date. All of the shares disclaimed in the individual line items above are also disclaimed here.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Jabil’s executive officers and directors, and persons who own more than ten percent of a registered class of Jabil’s equity securities, to file initial reports of ownership on Form 3 and changes in

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ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and ten percent stockholders are also required by SEC rules to furnish Jabil with copies of all such forms that they file.

Based solely on its review of the copies of such forms received by Jabil from certain reporting persons, Jabil believes that, during the fiscal year ended August 31, 2016, John Plant inadvertently did not timely file two Form 4s with respect to two transactions relating to 40 shares of Jabil’s common stock.

CORPORATE GOVERNANCE
AND BOARD OF DIRECTORS MATTERS

The affairs of Jabil are managed by the Board of Directors. Each member of the Board is elected at the annual meeting of stockholders each year or appointed by the incumbent Board and serves until the next annual meeting of stockholders or until a successor has been elected or approved.

Current Members of the Board of Directors

The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Timothy L. Main, Chairman
Thomas A. Sansone, Vice Chairman			Chair
Anousheh Ansari	√
Martha F. Brooks		√	√
Mark T. Mondello
Frank A. Newman	√
John C. Plant		√
Steven A. Raymund	Chair
David M. Stout		Chair	√

Role of the Board of Directors’ Committees

Audit Committee. The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The current charter of the Audit Committee was adopted on October 20, 2011 and is available in the Investors ─ Corporate Governance section of Jabil’s website (www.jabil.com). All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Newman and Raymund are audit committee financial experts within the meaning of the SEC regulations and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Board of Directors has determined that Ms. Ansari is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee met eleven times and did not take action by written consent during fiscal year 2016.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of Jabil’s Corporate Governance Guidelines. In addition, the Nominating and Corporate Governance Committee develops and reviews background information on candidates for the Board of Directors and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee also evaluates and makes recommendations to the Board in connection with its annual review of director independence and the Board’s performance self-evaluation. The current charter of the Nominating and Corporate Governance Committee was adopted on October 19, 2016, and is available in the Investors ─ Corporate Governance section of Jabil’s website (www.jabil.com). All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met five times and did not take action by written consent during fiscal year 2016.

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Compensation Committee. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of Jabil’s executive officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of Jabil’s Chief Executive Officer, and sets the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee is also generally empowered to administer awards outstanding under Jabil’s terminated 2002 Stock Incentive Plan as well as Jabil’s 2011 Stock Award and Incentive Plan, each with respect to all individuals. The current charter of the Compensation Committee was adopted on October 19, 2016, and is available in the Investors ─ Corporate Governance section of Jabil’s website (www.jabil.com). All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Compensation Committee met six times and did not take action by written consent during fiscal year 2016.

Risk Oversight

The Board’s Role in Risk Oversight. Jabil faces a variety of different risks, including various operational, financial and other risks. The nature and effect of these risks vary in many ways, including our ability to anticipate and understand the risk, the types of negative impacts that could result if the risk manifests itself, the likelihood that an undesired event or a particular adverse impact would occur, and our ability to control the risk and reduce potential adverse impacts. Particular behaviors can avoid or mitigate some risks, and some risks are unavoidable as a practical matter. The potential adverse impact of some risks may be minor, and accordingly, as a matter of business judgment, allocating significant resources to avoid minor potential adverse impacts may not be appropriate. In other cases, a potential adverse impact may be significant, and spending resources to avoid or mitigate such a significant potential adverse impact is prudent. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. We engage in numerous activities seeking to align our voluntary risk-taking with Company strategy, and understand that projects and processes may enhance our business interests by encouraging innovation and appropriate levels of risk-taking.

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of Jabil as a whole, including operational matters. The Audit Committee is responsible for oversight of Jabil’s accounting and financial reporting processes and also discusses with management Jabil’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by Jabil. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Business and operational risks are considered by the Board in many ways. The Board receives reports from management at least quarterly identifying and discussing various risks facing the Company and its two reporting segments, Electronics Manufacturing Services (“EMS”) and Diversified Manufacturing Services (“DMS”), and meets with members of the management team to discuss those risks at least quarterly. Our Chief Executive Officer communicates regularly with the Board on such matters. In addition, the internal audit department periodically reports to the Audit Committee on its evaluation of management’s effectiveness in addressing risks, by providing a comprehensive review of certain business and related risks, an assessment and ranking of various identified risk items based on their likelihood and the severity of the consequences, including both financial and non-financial impacts, and plans to manage and mitigate such risks. The internal audit department also consults with third party sources and advisors regarding certain potential risks facing Jabil, which is incorporated into its summary.

Certain financial risks are identified and discussed during our quarterly and year-end processes to follow Section 302 of the Sarbanes-Oxley Act of 2002. As part of this process, Jabil receives input from a broad range of people, including local and regional facility controllers, regarding financial results, compliance matters, and other matters. Similarly, we are required under Section 404 of the Sarbanes-Oxley Act of 2002 to produce an annual report on internal control over financial reporting in our Annual Reports on Form 10-K that contains management's assessment of the effectiveness of Jabil's internal control over financial reporting, and we also include certifications by our Chief Executive Officer and our Chief Financial Officer as to internal control matters. As part of management’s rigorous review of Jabil’s internal control over financial reporting in order to assure compliance with the Section 404 requirements, certain risks are identified and discussed.

Risks in Compensation Practices. Jabil regularly conducts risk assessments of its compensation policies and practices for its employees, including those relating to its executive compensation programs. Our programs contain various mitigating factors

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to ensure our employees, including the NEOs, are not encouraged to take unreasonable risks in managing the business. These factors include:

•	Annual cash incentives and vesting for performance-based long-term awards use financial measures with sliding scales, which provide lower payments for lower performance and higher pay for higher performance, but set maximum payouts at 200% of the target levels for cash incentives and 150% to 200% of the target levels for performance-based equity awards.
•	For most cash incentive participants, performance metrics focused primarily on the use of reportable and broad-based financial metrics, including a mixture of consolidated and business-specific goals, with no single factor receiving an excessive weighting.
•	A mix of time-based and performance-based equity awards for senior management to avoid having a relatively high percentage of compensation tied to one element. We believe that time-based equity awards should reduce risky behavior because these awards are designed to retain employees and are earned over time.
•	A balance of short-term and long-term compensation creating diverse time horizons.
•	A relatively high degree of difficulty of performance targets.
•	Relatively long performance measurement periods to encourage long-term, rather than short-term, performance.
•	Minimum stock ownership requirements for our executive officers and directors to, among other things, encourage them to act in a manner consistent with the long-term interests of our stockholders.
•	Oversight of compensation programs by the Compensation Committee. We believe this mitigates risk by empowering a group of independent directors with substantial experience and expertise who owe fiduciary duties to act in the best interests of Jabil’s stockholders.
•	Oversight of programs by a broad-based group of functions within Jabil and at multiple levels within the organization to encourage different viewpoints and avoid situations where a small number of people are involved in compensation decisions.
•	Advice from outside advisors who are knowledgeable regarding various compensation policies and their associated risks.
•	Adoption of a clawback policy that allows us to recover performance-based compensation paid to executive officers on the basis of certain inaccurate financial results.

Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unreasonable risk taking and are not reasonably likely to have a material adverse effect on Jabil.

Leadership Structure of the Board

The Board of Directors does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for Jabil. Our current Chairman, Mr. Main, is not an officer. Mr. Main has served as our Chairman since January 2013 and he was our Chief Executive Officer from 2000 until March 2013.

Executive Sessions

Our “independent” directors (as determined under the listing standards of the NYSE) meet at least once annually in executive session without any of our management present. Mr. Sansone, Vice Chairman, presides at such meetings. See “Communication with the Board of Directors” for the method for interested parties to make their concerns known to an independent director, or to the independent directors as a group.

Corporate Governance Guidelines

The full text of the Corporate Governance Guidelines can be found in the Investors ─ Corporate Governance section of Jabil’s website (www.jabil.com). The Corporate Governance Guidelines reflect the principles by which Jabil and its Board of Directors operate and are not intended to create legal rights in any third party in the event of any failure to comply with any of the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee interprets the Corporate Governance Guidelines and determines whether actions taken are in compliance with these Guidelines.

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Board Diversity

The Board of Directors and the Nominating and Corporate Governance Committee consider diversity in the selection of nominees, utilizing a broad meaning to include a nominee’s background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable in achieving an appropriate group of qualified individuals. Diversity is noted to be a factor for consideration of nominees for director in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider and assess the effectiveness of its Corporate Governance Guidelines in connection with the annual director nomination process to assure it includes an effective mix of people to further our long-term business interests.

Director Stock Ownership Requirements

The Corporate Governance Guidelines require directors to accumulate, within five years of joining the Board, at least the number of shares of company stock equal to such director’s most recent annual board membership cash fee (for the avoidance of doubt, this does not include any additional fees for Committee or Chair service), multiplied by five. The following forms of ownership are counted towards a director’s compliance with this requirement:

•	shares deemed to be beneficially owned under federal securities laws;
•	unvested time-based restricted stock shares;
•	shares subject to unvested time-based restricted stock unit awards; and
•	other forms of ownership approved by the board or a committee thereof.

If a director does not achieve the applicable stock ownership minimum by the applicable deadline or any time thereafter, the director will be required to retain at least half of the net shares following option exercise or restricted stock or restricted unit award vesting that remain after shares are sold or netted to pay any applicable option exercise prices and withholding taxes.

any after-tax shares that vest under any equity award until the requirement is met.

Selection of Nominees for the Board of Directors

One of the tasks of the Nominating and Corporate Governance Committee is to identify and recruit candidates to serve on the Board of Directors. The Nominating and Corporate Governance Committee is responsible for providing a list of nominees to the Board for nomination at each annual meeting of stockholders. This Nominating and Corporate Governance Committee will consider nominees for board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating and Corporate Governance Committee may at its discretion retain a third-party executive search firm to identify potential nominees. Jabil’s Chief Executive Officer is included, on a non-voting basis, in the process of identifying candidates. A prospective nominee will be evaluated against the standards and qualifications set out in Jabil’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will take into account many factors in evaluating a prospective nominee, including, among other things, having integrity and being accountable, being able to exercise informed judgment, being financially literate, having high performance standards, and adding to the Board’s diversity of backgrounds, experiences, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Nominating and Corporate Governance Committee will give consideration to these recommendations for positions on the Board where the Nominating and Corporate Governance Committee has not determined to re-nominate a qualified incumbent director. For each annual meeting of stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. An affiliated group of stockholders means stockholders constituting a group under SEC Regulation 13D. While the Nominating and Corporate Governance Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating and Corporate Governance Committee will take into account the size and duration of a recommending stockholder’s ownership interest in Jabil. The Nominating and Corporate Governance Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed from time to time by the Nominating and Corporate Governance Committee or the full Board of Directors for board candidates, including that a

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director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.

All stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee in care of Jabil’s Corporate Secretary at Jabil’s principal headquarters, at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, FL 33716. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group. Acceptance of a recommendation from one or more stockholders for consideration by the Nominating and Corporate Governance Committee does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. In addition to proposing nominees for consideration to the Nominating and Corporate Governance Committee, stockholders may also directly propose nominees for consideration at an annual meeting of stockholders. The requirements and procedures to be followed by stockholders for directly nominating directors are discussed under “Deadline for Receipt of Stockholder Proposals.”

A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	the name and address, including telephone number, of the recommending stockholder;
•	the number of Jabil’s shares owned by the recommending stockholder and the time period for which such shares have been held;
•	if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and
•	a statement from the recommending stockholder as to whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of Jabil’s next annual meeting of stockholders.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five-year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);
•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of Jabil);
•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between Jabil and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with Jabil);
•	a description of the relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination;
•	a description of all relationships between the proposed nominee and any of Jabil’s competitors, customers, suppliers, labor unions or other persons with special interests regarding Jabil known to the recommending stockholder or director in Jabil’s filings with the SEC;
•	a statement supporting the recommending stockholder’s view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees or directors from time to time, including those that may be set forth in Jabil’s Corporate Governance Guidelines, and briefly describing the contributions that the nominee would be expected to make to the Board of Directors and to the governance of Jabil;
•	a statement as to whether, in the view of the recommending stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Jabil; and
•	the consent of the proposed nominee to be interviewed by the Nominating and Corporate Governance Committee, if the Nominating and Corporate Governance Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of Jabil.

Majority Voting for Directors

Our directors are elected in uncontested elections by a majority vote. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest number of votes will be elected to serve as directors.

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To be elected in an uncontested election, the votes “for” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes will have no effect on the election of directors. If an incumbent director is not elected and no successor has been elected at the meeting, he or she shall promptly tender his or her conditional resignation following certification of the vote. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following the recommendation. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the offer, if applicable) in a Current Report on Form 8-K or by a press release. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

The election of directors at this year’s Annual Meeting is an uncontested election and thus the majority voting standard applies.

Determinations of Director Independence

The Board of Directors periodically undertakes a review of director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship with Jabil and is otherwise independent under the listing standards of the NYSE. As required by the NYSE listing standards, the Board considers all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. As a result of this review, the Board determined that the following seven of nine directors are independent: Anousheh Ansari, Martha F. Brooks, Frank A. Newman, John C. Plant, Steven A. Raymund, Thomas A. Sansone and David M. Stout.

Board of Directors Meetings during Fiscal Year 2016

The Board of Directors held a total of eight meetings and took action by unanimous consent once during fiscal year 2016. All directors attended 100% of the aggregate number of Board and committee meetings. The Chairman of the Board presides over all meetings of the Board.

Policy Regarding Attendance at Annual Meeting of Stockholders

Jabil’s Corporate Governance Guidelines require all directors to endeavor to attend all annual meetings of stockholders, absent unanticipated personal or professional obligations which preclude them from doing so. To facilitate such attendance, Jabil schedules a regular meeting of the Board of Directors on the same date as the annual meeting. All of Jabil’s directors attended the previous Annual Meeting of Stockholders.

Communication with the Board of Directors

Communications directed to any director, or any group of directors, must be in writing and sent via certified mail to 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716, Attention: Corporate Secretary. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of Jabil that the person holds;
•	if the person submitting the communication is not a stockholder and is submitting the communication as an interested party to an independent director, or the independent directors as a group, the nature of the person’s interest in Jabil;
•	any special interest, meaning an interest not in the capacity of a stockholder of Jabil, of the person in the subject matter of the communication; and
•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

Jabil’s Corporate Secretary reviews all such correspondence and regularly forwards to the Board of Directors copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Code of Business Conduct and Ethics and Senior Code

Jabil has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. In addition, Jabil has adopted a senior code of ethics titled “Code of Ethics for the Principal Executive Officers and Senior Financial Officers of Jabil” that applies to the principal executive officer, president, principal financial officer, principal accounting officer and controller. The text of both documents can be found in the Investors ─ Corporate Governance section of Jabil’s website (www.jabil.com). Jabil anticipates that in the event any waivers from its Code of Ethics for the principal executive officer and senior financial officers are granted, notice of any such waiver will be posted on its website.

Compensation Committee Interlocks and Insider Participation

Jabil’s Compensation Committee was formed in November 1992 and is currently composed of Ms. Brooks, Mr. Plant and Mr. Stout. No member of the Compensation Committee who served during fiscal year 2016 is currently or was formerly an officer or an employee of Jabil or its subsidiaries. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Related Party Transactions

Related Party Transactions Policy. Our Board of Directors has adopted a written policy governing the approval of related party transactions. “Related Party Transactions” are transactions in which Jabil is a participant, the amount involved exceeds $120,000 and a “related party” had, has or will have a direct or indirect material interest. “Related parties” are Jabil’s directors (including any nominees for election as directors), its executive officers, any stockholder who beneficially owns more than 5% of Jabil’s outstanding common stock, and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of 10% or more. Under the Related Party Transactions Policy, Jabil’s General Counsel (or its Chief Executive Officer if the related party is the General Counsel or an immediate family member of the General Counsel) will review potential Related Party Transactions to determine if they are subject to the Policy. If so, the transaction will be referred to the Audit Committee for approval or ratification. If, however, the General Counsel determines that it is not practical to wait until the next Audit Committee meeting, the Audit Committee Chair shall have the authority to act on behalf of the Audit Committee in approving or ratifying a Related Party Transaction (unless the Audit Committee Chair is a Related Party in the Related Party Transaction). In determining whether to approve a Related Party Transaction, the Audit Committee (or, as applicable, the Audit Committee Chair) will consider, among other things, the benefits of the transaction to Jabil, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally. The Audit Committee has authority to administer the Related Party Transactions Policy and to amend it as appropriate.

Certain Related Party Transactions.  Charles A. Main III, a brother of Timothy L. Main, a director of Jabil and the former Chief Executive Officer and President, is employed by Jabil’s Consumer Lifestyles group as Vice President, Global Business Unit. His compensation for fiscal year 2016 consisted of the following items: regular base salary earnings of $346,080, a bonus of $27,686, equity awards representing 16,900 shares of Jabil common stock (consisting of performance-based restricted stock units (“RSUs”) at target level and time-based RSUs) whose aggregate grant date fair value was $386,841, a $1,371.43 contribution by Jabil on his behalf to his 401(k) plan account, a cost of living adjustment totaling $62,640.48, tax preparation fees totaling $3,350, a tax equalization settlement payment of $17,000 and tax gross ups totaling $166,468.72 for a total compensation of $1,011,438.

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Director Compensation

It is the general practice of the Board that compensation for non-management directors be a mix of cash and equity. For fiscal year 2016, the non-management directors received the following annual retainers, payable in cash quarterly:

Position	Annual Retainer ($)
Board membership fee (non-management directors only)	60,000
Chairman of the Board	150,000
Audit Committee - Chair	30,000
Audit Committee - other members	15,000
Compensation Committee - Chair	25,000
Compensation Committee - other members	10,000
Nominating and Corporate Governance Committee - Chair	10,000
Nominating and Corporate Governance Committee – other members	5,000

No director currently receives any additional cash compensation for attendance at Board or committee meetings. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board and committee meetings. In addition, non-employee directors are eligible to receive awards under the 2011 Stock Award and Incentive Plan. For fiscal year 2016, each non-employee director received 9,200 time-based RSUs, which vested on October 14, 2016. Ms. Ansari and Mr. Plant received a pro rata grant of 8,500 time-based RSUs, which vested on October 14, 2016.

Director Compensation in Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Timothy L. Main	210,000	210,588	420,588
Thomas A. Sansone	70,000	210,588	280,588
Anousheh Ansari (1)	56,250	158,100	214,350
Martha F. Brooks	75,000	210,588	285,588
Mark T. Mondello	---	---	---
Frank A. Newman	75,000	210,588	285,588
John C. Plant (1)	52,500	158,100	210,600
Steven A. Raymund	90,000	210,588	300,588
David M. Stout	90,000	210,588	300,588

(1)	The amounts shown are prorated amounts calculated from January 21, 2016, when Ms. Ansari and Mr. Plant were elected to the Board.
(2)	Amounts shown under the “Stock Awards“ column reflect the aggregate grant date fair value of the award pursuant to ASC 718. For all directors who received a stock award in fiscal year 2016, this amount was determined by multiplying the total number of RSUs awarded by the closing stock price on the date of grant ($22.89 for grants on October 14, 2015 and $18.60 for grants on January 21, 2016), and is the aggregate amount of expense that will be recognized by us for financial statement reporting purposes in accordance with ASC 718 over the requisite service period of the award granted. The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended 2016. These awards vested on October 14, 2016.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Nine directors are to be elected at the Annual Meeting. Jabil’s Board of Directors has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jabil’s nine nominees named below, all of whom are presently directors of Jabil. If any nominee of Jabil is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Jabil is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Information regarding Jabil’s nominees for director is set forth below:

Name	Age	Director Since
Anousheh Ansari	50	2016
Martha F. Brooks	57	2011
Timothy L. Main	59	1999
Mark T. Mondello	52	2013
Frank A. Newman	68	1998
John C. Plant	63	2016
Steven A. Raymund	61	1996
Thomas A. Sansone	67	1983
David M. Stout	62	2009

Except as set forth below, each of the nominees has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of the directors and executive officers of Jabil. There are no arrangements or understandings between any of the persons nominated to be a director and any other persons pursuant to which any of such nominees was selected. A majority of the directors are “independent” as defined in the applicable listing standards of the NYSE.

Board Composition

We believe that our directors should possess certain personal characteristics and competencies, which include high ethical standards, integrity, the willingness to be accountable for their decisions, providing informed judgment on a broad range of issues, being financially literate, acting with mature confidence which involves the ability to participate in open discussion, expecting high performance, and being passionate and creative. Additionally, the individuals that comprise the board should, as a group, represent a diverse mix of backgrounds, skills and expertise, with the ability to contribute their knowledge in such areas as accounting and finance, business judgment, management, crisis response, industry knowledge, international markets, and leadership, strategy and vision. We believe that the nominees we are presenting for directors possess these characteristics and contribute to the diverse mix that we seek for our board as a whole.

Anousheh Ansari. Since 2006, Ms. Ansari has served as the Chair and Chief Executive Officer of Prodea Systems, a privately held company that she founded which provides services and applications for in-home smart devices, networked appliances and mobile lifestyle devices. From 1993 until its acquisition in 2001, Ms. Ansari served as Chief Executive Officer and Chair of Telecom Technologies, Inc., a company that she founded which provided softswitch solutions. From 2001 to 2006, Ms. Ansari served as General Manager and Vice President of Sonus Network Inc.’s Softswitch division. Ms. Ansari holds a B.S. in Electronics and Computer Engineering from George Mason University and a Master’s in Electrical Engineering from George Washington University. Ms. Ansari’s extensive business experience, particularly in the technology industry, including her current service as the Chief Executive Officer of Prodea Systems, and leadership experience qualify her for re-election to the Board.

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Martha F. Brooks. Ms. Brooks is currently a Director of Bombardier Inc. and Constellium NV. She was also a Director of Algeco Scotsman Holding S.A.R.L. until 2015, of Harley-Davidson, Inc. from 2009 to 2014 and of International Paper from 2003 to 2009. From 2007 to 2009, Ms. Brooks served as President and Chief Operating Officer of Novelis Inc., a global leader in aluminum rolling and recycling. She served as Chief Operating Officer of Novelis from 2005 to 2007, after Alcan Inc. completed a spinoff of Novelis. From 2002 to 2004, Ms. Brooks served as CEO, Americas and Asia Rolled Products Business and Senior Vice President of Alcan Inc. In addition, she was Vice President of Cummins Inc. from 1996 to 2002. Ms. Brooks holds a B.A. in Economics and Political Science and an M.B.A. in International Business from Yale University. We believe that Ms. Brooks’ extensive business experience and service on boards of other publicly-traded companies qualify her for re-election to the Board.

Timothy L. Main. Mr. Main has served as Chairman of the Board since January 2013. He is also on the Board of Quest Diagnostics, a provider of diagnostic information services. Mr. Main served as Chief Executive Officer of Jabil from 2000 until March 1, 2013, and as a director since 1999. He joined Jabil in 1987 as a Production Control Manager, was shortly thereafter promoted to Operations Manager in 1987, to Project Manager in 1989, to Vice President Business Development in 1991, and to Senior Vice President, Business Development in 1996 and President in 1999. Prior to joining Jabil, Mr. Main was a commercial lending officer, international division for the National Bank of Detroit. Mr. Main earned a B.S. from Michigan State University and Master of International Management from Thunderbird. We believe that Mr. Main’s extensive history and experience with Jabil, including his current service as our Chairman of the Board and prior service as Chief Executive Officer of Jabil, qualify him for re-election to the Board.

Mark T. Mondello. Mr. Mondello has served as Chief Executive Officer since March 1, 2013. Mr. Mondello was promoted to Chief Operating Officer in November 2002. Mr. Mondello joined Jabil in 1992 as a manufacturing supervisor and was promoted to Project Manager in 1993. Mr. Mondello was named Vice President, Business Development in 1997 and served as Senior Vice President, Business Development from January 1999 through November 2002. Prior to joining Jabil, Mr. Mondello served as project manager on commercial and defense-related aerospace programs for Moog, Inc. He holds a B.S. in Mechanical Engineering from the University of South Florida. We believe that Mr. Mondello’s current service as Chief Executive Officer of Jabil qualifies him for re-election to the Board.

Frank A. Newman. Mr. Newman has served as a director of Jabil since 1998. Mr. Newman is also a director of Michigan Prosperity Funds, LLC. From May 2012 until May 2016, Mr. Newman was President and Chief Executive Officer of The Stow Company, a privately held manufacturer of organization systems. Mr. Newman served as Chairman of Medical Nutrition USA, Inc., a nutrition-medicine company, from 2003 to February 2011 and its Chief Executive Officer from 2002 to February 2011. From 2001 until 2002, Mr. Newman was a private investor and advisor to health care and pharmaceutical companies. From 2000 until 2001, Mr. Newman was President, Chief Executive Officer and a director of more.com, an Internet pharmacy company. From 1993 until 2000, Mr. Newman was the President, Chief Operating Officer and a director of Eckerd Corporation, a retail drug store chain, and was its Chief Executive Officer from 1996 until 2000 and its Chairman of the Board of Directors from 1997 until 2000. From 1986 until 1993, Mr. Newman was the President, Chief Executive Officer and a director of F&M Distributors, Inc., a retail drug store chain. We believe that Mr. Newman’s extensive business experience, including his prior service as the chief executive officer of publicly-traded companies, knowledge of our Company, service on boards of other publicly-traded companies and proven leadership ability qualify him for re-election to the Board.

John C. Plant. Mr. Plant is currently a Director of Gates Corporation, a privately held corporation, and MASCO Corporation. Mr. Plant was the Chief Executive Officer, President and Chairman of the Board of TRW Automotive Holdings Corporation (renamed ZF TRW Automotive in 2015), a diversified automotive supplier, from 2011 to 2015. He was the President and Chief Executive Officer from 2003 to 2011. From 2001 to 2003, Mr. Plant was a co-member of the Chief Executive Office of TRW Inc. and the President and Chief Executive Officer of the automotive business of TRW Inc. From 1999 to 2001, Mr. Plant was the Executive Vice President of TRW Inc. and General Manager of TRW Chassis Systems. From 1978 to 1999, Mr. Plant was employed by Lucas Industries in a variety of positions, including certain management positions (last serving as President of Lucas Variety Automotive until its acquisition by TRW). From 1974 to 1977, Mr. Plant served as a Chartered Accountant at Touche Ross. Mr. Plant holds a B.Comm from the University of Birmingham and is a Fellow of the Institute of Chartered Accountants. Mr. Plant’s extensive business experience, including his extensive experience as a public company executive and service on the boards of other publicly-traded companies, qualify him for re-election to the Board.

Steven A. Raymund. Mr. Raymund has served as a director of Jabil since 1996. Mr. Raymund currently serves as Chairman of the Board of Directors of Tech Data Corporation and is also a director of WESCO International, Inc., where he serves as

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chair of the Audit Committee. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986, serving until his resignation in October 2006. Mr. Raymund holds a B.S. in Economics from the University of Oregon, and a Master’s Degree in International Politics, Georgetown University, School of Foreign Services. We believe that Mr. Raymund’s extensive business experience, including his former service as the chief executive officer of a publicly-traded company, knowledge of our Company, service on boards of other publicly-traded companies and service leading the Audit Committee qualify him for re-election to the Board.

Thomas A. Sansone. Mr. Sansone served as President of Jabil from 1988 to 1999 when he became Vice Chairman of the Board, a position he has held since then. Mr. Sansone joined Jabil in 1983 as Vice President and has served as a director since that time. Prior to joining Jabil, Mr. Sansone was a practicing attorney with a specialized practice in taxation. He holds a B.A. from Hillsdale College, a J.D. from Detroit College of Law and an LL.M. in taxation from New York University. We believe that Mr. Sansone’s business and legal experience, including his prior service as President of Jabil, qualify him for re-election to the Board.

David M. Stout. Mr. Stout became a director of Jabil in September 2009. He is also a director of NanoBio Corporation, a privately held corporation, and Actelion Pharmaceutical, Ltd. Mr. Stout served as a director of Airgas, Inc. from 1999 to May 2016. From 2003 to 2008, Mr. Stout was President, Pharmaceuticals, GlaxoSmithKline, with responsibility for global pharmaceutical operations. From 1999 to 2003, he served as President of U.S. Pharmaceuticals. From 1996 until 1998, he served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham. From 1994 until 1996, Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation and held various executive and sales and marketing positions with Schering-Plough from 1979. Mr. Stout holds a B.S. in Biology from Western Maryland College. We believe that Mr. Stout’s extensive business experience and service on boards of other publicly-traded companies qualify him for re-election to the Board.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

In October 2016, the Audit Committee approved the selection of Ernst & Young LLP (“EY”) to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

The audit reports of EY on the consolidated financial statements of Jabil and its subsidiaries as of and for the year ended August 31, 2016 and the effectiveness of internal control over financial reporting as of August 31, 2016 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended August 31, 2016, and the subsequent interim period through the filing of Jabil’s Form 10-K for the fiscal year ended August 31, 2016 on October 20, 2016, there were (i) no disagreements between Jabil and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of EY would have caused EY to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions.

Audit Committee Report

Jabil Circuit, Inc.’s Audit Committee serves to assist Jabil’s Board in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by Jabil to the public, Jabil’s systems of internal controls regarding finance and accounting that management and the Board have established and Jabil’s auditing, accounting and financial reporting processes generally.

The Audit Committee is composed solely of independent directors, as defined in the listing standards of the New York Stock Exchange, as well as other statutory, regulatory and other requirements applicable to Jabil.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available in the Investor Relations section of Jabil’s website (www.jabil.com). The Audit Committee annually reviews and assesses the adequacy of its charter in order to ensure early or timely compliance with statutory, regulatory, listing and other requirements applicable to Jabil.

Jabil’s management has primary responsibility for the preparation, presentation and integrity of Jabil’s financial statements and its financial reporting process, including internal control over financial reporting. Jabil’s independent registered public accounting firm is responsible for expressing an opinion on the effectiveness of Jabil’s internal control over financial reporting and conformity of Jabil’s financial statements with United States generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm. The Audit Committee also has periodic discussions with management and the independent registered public accounting firm with regard to the quality and adequacy of Jabil’s internal controls. Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management or the independent registered public accounting firm.

For fiscal year 2016, EY has acted as Jabil’s independent registered public accounting firm.

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In this context, the Audit Committee reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited financial statements with Jabil’s management and EY.
(2)	The Audit Committee has discussed with EY the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16.
(3)	The Audit Committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board Rule regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with EY its independence from Jabil.
(4)	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Jabil’s Board, and the Board has approved, that the audited financial statements be included in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, for filing with the SEC.
(5)	The Audit Committee has appointed EY as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

Submitted by the Audit Committee:

Steven A. Raymund, Chair

Anousheh Ansari

Frank A. Newman

The information contained in the above Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by EY for the audit of Jabil’s annual financial statements for the fiscal years ended August 31, 2016 and August 31, 2015, and fees billed for other services rendered by EY during those periods.

Fee Category	Fiscal Year 2016 Fees	Fiscal Year 2015 Fees
Audit Fees	10,328,320	$10,471,000
Audit-Related Fees	1,770,000	$116,000
Tax Fees	2,605,000	$2,321,000
All Other Fees	$0	$0
Total Fees	14,703,320	$12,908,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of Jabil’s consolidated financial statements, the effectiveness of internal control over financial reporting, review of the interim financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Jabil’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations regarding financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, and tax planning (domestic and international).

All Other Fees.  There were no other fees for the periods presented.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the

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auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2016, all services were pre-approved by the Audit Committee in accordance with this policy.

Recommendation of the Board of Directors

If the stockholders do not approve the selection of EY, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules issued by the SEC require that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs, as disclosed in this Proxy Statement. At the Annual Meeting of Stockholders held in January 2016, more than 98% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs.

Stockholders are urged to read the “Compensation Discussion and Analysis” section, the compensation tables and the accompanying narrative disclosure set forth in this Proxy Statement. As described in detail in the “Compensation Discussion and Analysis” section, we believe our compensation programs are predominantly performance-based, and are designed to attract, retain and motivate our NEOs, who are critical to our success, and to align their interests with those of our stockholders. The compensation program for our NEOs is composed of the following features, among others:

•	Our Compensation Committee is composed solely of independent directors. The Compensation Committee has established a process for determining compensation for our NEOs, which includes advice from an independent compensation consultant and a review of compensation practices at peer group companies.

•	Our Compensation Committee engages in a robust and comprehensive annual review of the Company’s performance metrics and goals in an attempt to ensure that they properly motivate and incent our NEOs to implement our long-term strategy and position Jabil for increased profitability and greater financial strength.

•	Our Compensation Committee receives advice from its independent compensation consultant, Steven Hall & Partners, which performs no other services for Jabil.

•	A majority of the compensation payable to our NEOs is performance-based, including our annual cash incentive program and our performance-based restricted stock unit awards, which vest over multi-year performance periods, if at all. Over 75% of our NEOs’ target compensation is linked to Jabil’s business and stock price performance.

•	Our compensation philosophy is to pay for performance. Our financial results for fiscal 2016 for net income and core operating income resulted in below target achievement with respect to our annual cash incentive program based on achievement of corporate metrics and, as a result, our NEOs received no short-term incentive payouts for fiscal 2016 based on achievement of corporate metrics. Mr. Parimbelli received a payout based on achievement of divisional performance goals. Our long-term multi-year performance goals measuring cumulative core EPS were below the threshold, resulting in no vesting of the long-term performance-based equity awards with performance measurement periods ending in fiscal 2016.

•	We believe the payout levels in relation to our performance demonstrate that our goals are set at challenging levels.

•	We have stock ownership requirements for our NEOs.

•	We have adopted a clawback policy which allows us to recoup certain performance-based incentive compensation paid to our executive officers in the event we report certain inaccurate financial results.

•	We employ our NEOs “at will” without guaranteed employment, severance or change in control agreements.

•	Our NEOs participate in the same benefit plans as our salaried employees, with little or no special executive perquisites.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

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“RESOLVED, that the compensation paid to Jabil’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory, and therefore not binding on Jabil, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than the January 2018 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4
AN AMENDMENT OF THE JABIL CIRCUIT, INC. 2011 STOCK AWARD AND
INCENTIVE PLAN TO INCREASE SHARES AVAILABLE FOR ISSUANCE

Jabil is seeking stockholder approval of an amendment to the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan, as amended and restated (the “Stock Incentive Plan”), for the purpose of increasing the aggregate number of shares of Jabil common stock that may be subject to future awards under the Stock Incentive Plan. The Stock Incentive Plan provides for the granting of both “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-statutory stock options, as well as stock awards (including restricted stock and restricted stock units), stock appreciation rights and other stock-based and cash-based awards. The Stock Incentive Plan and the 2011 Employee Stock Purchase Plan are the only active plans under which Jabil stock may be issued.

The Stock Incentive Plan was originally adopted by the Board of Directors in October 2010 and approved by the stockholders in January 2011. The Stock Incentive Plan replaced the 2002 Stock Incentive Plan, which was terminated in January 2011 immediately upon the effectiveness of the Stock Incentive Plan. Jabil’s stockholders approved an amendment to the Stock Incentive Plan in January 2013 to increase the size of the Stock Incentive Plan by 9,500,000 shares to 18,350,000 shares. Since January 2013, the Stock Incentive Plan has been amended by the Compensation Committee to make certain immaterial changes which did not require stockholder approval, although stockholders did approve the material terms of the performance goals under the Stock Incentive Plan in January 2016, which contained all prior immaterial amendments.

The Stock Incentive Plan was further amended effective as of October 19, 2016, to generally provide for a minimum vesting period of at least one year and to generally prohibit accelerated vesting or waiver of forfeiture restrictions with respect to awards granted on or after September 1, 2016, subject to the terms and conditions set forth in the Stock Incentive Plan. This amendment to the Stock Incentive Plan did not require stockholder approval.

Proposal

On November 22, 2016, the Compensation Committee approved, pursuant to authority delegated to it by the Board of Directors, an amendment to the Stock Incentive Plan, which provides for a 4,950,000 share increase in the aggregate number of shares of Jabil common stock that may be subject to future awards under the Stock Incentive Plan and which is reflected in Appendix A to this proxy, subject to stockholder approval. Therefore, this amendment will not become effective if the stockholders do not approve it.

This amendment is proposed in order to give Jabil flexibility to grant stock awards, including incentive and non-statutory stock options, restricted stock and restricted stock units, stock appreciation rights and other stock-based awards, under the Stock Incentive Plan. Jabil believes that grants of stock-based awards help to motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of Jabil.

The Stock Incentive Plan reflects responsible equity compensation practices, including:

•	No “evergreen” provision – The number of shares that may be subject to future awards under the Stock Incentive Plan are not automatically replenished.

•	No liberal share counting provision – Shares tendered by grantees to pay the exercise price of a stock option or stock appreciation right and shares subject to any award that are used to satisfy tax obligations are not added back into the total number of shares that may be issued under the Stock Incentive Plan.

•	No automatic grants – The Stock Incentive Plan does not provide for automatic grants to any individual.

•	No discounted stock options or stock appreciation rights – The exercise price of stock options and stock appreciation rights cannot be lower than the fair market value of Jabil’s shares on the date of grant (other than substitute awards if we assume or replace outstanding awards granted by a company that we acquire).

•	No repricing of stock options or stock appreciation rights – No repricing of stock options or stock appreciation rights is permitted, except to adjust the exercise price due to a stock split, corporate restructuring or similar event.

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•	Double-trigger change-in-control terms – Awards are generally subject to double-trigger change-in-control terms, under which full vesting of the award would be triggered not by a change in control of the company, but rather by employment termination if it occurred within one year after such event.

•	No tax gross-ups – The Stock Incentive Plan does not provide for excise tax gross-ups to any individual, whether in connection with a change in control or otherwise.

•	Minimum Vesting Requirements – Awards granted on or after September 1, 2016 are generally subject to a minimum vesting term of at least one year from the date of grant, with certain limited exceptions.

•	Prohibition on Discretionary Acceleration – The Stock Incentive Plan administrator may not exercise its discretion to accelerate vesting or waive forfeiture restrictions with respect to awards granted on or after September 1, 2016, except in certain circumstances in connection with a change in control.

Moreover, stock-based award grants align the interests of the employees with the interests of the stockholders. When Jabil performs well, employees are rewarded along with other stockholders. Jabil believes that stock-based award grants are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant stock-based awards will be important to Jabil’s future success by allowing it to remain competitive in attracting and retaining such key personnel.

If this amendment is approved by stockholders, the shares available for future awards will increase to 12,378,536 based on the 7,428,536 shares remaining available for grant under the Stock Incentive Plan as of October 31, 2016. We believe that if this amendment is approved by stockholders, the total shares available for future equity awards under the Stock Incentive Plan will be sufficient to enable us to make awards under the plan for approximately the next 4 years, assuming certain grant and forfeiture levels and recent market prices of Jabil’s stock. However, if this amendment is rejected by stockholders, the total number of shares available for future awards will remain at 7,428,536, as of October 31, 2016. If stockholders do not approve this amendment, there may not be enough shares available for issuance under the Stock Incentive Plan to continue issuing market-competitive awards to our employees. The closing market price per share of Jabil’s common stock as of October 31, 2016 was $21.34 per share.

Information Regarding Equity Awards in the Last Three Fiscal Years

The following table displays all equity-based awards that were granted or earned in the last three fiscal years and the weighted average outstanding shares of common stock in the last three fiscal years. Earned performance-based awards are listed in the column identified by the fiscal year in which they were earned, regardless of the year granted. Unearned performance-based grants are calculated at the maximum level of potential achievement.

	Fiscal Year
	2016	2015	2014
Stock options/stock appreciation rights granted	−	435,000	−
Time-based restricted stock/RSU awards granted	2,636,470	2,793,972	1,915,683
Actual performance-based restricted stock/RSU awards earned	3,104	24,452	39,418
Performance-based restricted stock/RSU awards granted but unearned	2,739,560	2,514,965	2,420,171
TOTALS	5,379,134	5,768,389	4,375,272
Weighted average shares outstanding basic (in thousands)	190,413	193,689	202,497

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Information Regarding Share Usage and Dilution

The number of shares under the Stock Incentive Plan and the 2002 Stock Incentive Plan (although no future awards may be made under the 2002 Stock Incentive Plan) as of August 31, 2016 is presented below.

Stock options/stock appreciation rights outstanding (1)	2,439,066
Non-vested restricted stock/RSU awards outstanding (2)	14,777,178
Total shares subject to outstanding awards	17,216,244

(1) Stock options had a weighted average exercise price of $25.32 and a weighted average remaining contractual term of 1.13 years.

(2) For those awards granted that are based on the achievement of certain performance criteria, represents the maximum number of shares that can vest.

Based on our equity compensation plans in effect and outstanding awards at August 31, 2016, if stockholders approve the amendment to the Stock Incentive Plan the total number of shares available for future issuance under the Stock Incentive Plan would be as follows:

Shares subject to outstanding awards	17,216,244
Shares available for future equity awards under the Stock Incentive Plan	12,378,536
Total shares	29,594,780
Percentage of outstanding shares (1)	13.7%

(1) This figure is based on 186,998,472 shares outstanding on August 31, 2016 plus the 29,594,780 shares issuable upon exercise of outstanding stock appreciation rights and settlement of RSUs (for outstanding performance-based restricted stock awards and RSUs, at the maximum level) and the issuance of all newly available shares under the Stock Incentive Plan.

The table below shows net annual dilution and other metrics concerning equity grants under the Stock Incentive Plan and the 2002 Stock Incentive Plan (although no future awards may be made under the 2002 Stock Incentive Plan) for the last three fiscal years. The only active plan for granting equity awards to employees during this period was the Stock Incentive Plan.

Metric	2016	2015	2014	Average
Dilution (1)	1.86%	1.27%	0.61%	1.25%
Burn rate (2)	2.87%	2.99%	2.23%	2.70%
Overhang (3)	11.83%	12.53%	13.42%	12.59%

(1) Calculated by dividing (i) the number of shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (ii) the number of shares outstanding at fiscal year-end.

(2) Calculated by dividing (i) the number of shares underlying awards granted to all recipients during the year by (ii) the number of shares outstanding at fiscal year-end.

(3) Calculated by dividing the sum of (i) the number of shares underlying outstanding awards and (ii) shares available for future awards, by (iii) the number of shares outstanding, in each case at fiscal year-end.

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Summary of the Stock Incentive Plan, as Amended, Subject to Stockholder Approval

The following summary of the Stock Incentive Plan is qualified in its entirety by the terms of the Stock Incentive Plan, a copy of which is attached to this proxy as Appendix A, as amended to reflect the amendment referenced herein.

Purpose. The purposes of the Stock Incentive Plan are to help Jabil attract and retain personnel for positions of substantial responsibility, to provide for incentive awards that appropriately reward achievement of Jabil’s goals, and to promote the success of Jabil’s business.

Awards. The Stock Incentive Plan provides for awards of incentive stock options, nonqualified stock options, stock awards (including restricted stock and restricted stock units), stock appreciation rights, other stock-based awards, and cash-based awards. The Administrator may adopt sub-plans applicable to particular foreign subsidiaries. With limited exceptions, the rules of such sub-plans may take precedence over other provisions of the Stock Incentive Plan. The ability to adopt such sub-plans will facilitate Jabil’s global compensation program.

Stock Subject to the Stock Incentive Plan. The aggregate number of shares of common stock that may be subject to awards under the Stock Incentive Plan (giving effect to the proposed 4,950,000 share increase), subject to adjustment upon a change in capitalization, is 23,300,000 shares plus certain additional shares recaptured from awards under the 2002 Stock Incentive Plan, which was terminated in January 2011 immediately upon the effectiveness of the Stock Incentive Plan. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. To the extent that an award under the Stock Incentive Plan or under the 2002 Stock Incentive Plan expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery of shares to the grantee, the shares retained by or returned to Jabil will not be deemed to have been delivered and will be deemed to remain or become available under the Stock Incentive Plan, except that shares that are withheld from an award in payment of the exercise price or taxes and shares subject to a stock appreciation right not delivered upon exercise shall be deemed to be delivered for purposes of the Stock Incentive Plan and therefore will not be deemed to remain or to become available under the Stock Incentive Plan. As of October 31, 2016, a total of 12,849,069 shares were subject to outstanding equity awards under the Stock Incentive Plan (consisting of unvested restricted stock units at the maximum potential achievement). The purpose of this proposal is to increase the number of securities subject to the Stock Incentive Plan by 4,950,000 shares.

Administration. The Stock Incentive Plan may be administered by the Board of Directors or one or more committees designated by the Board (the “Administrator”). The Administrator may require that awards be structured to satisfy an exemption under Rule 16b-3 of the Exchange Act or to qualify for an exemption from the compensation deduction limit under Section 162(m) of the Code, or both. Subject to the other provisions of the Stock Incentive Plan, the Administrator has the power to determine the terms of each award granted, including the type of award, the exercise price of options, the number of shares subject to the award and the exercisability, vesting or settlement thereof. In accordance with and to the extent permitted by applicable law, the Board may, by resolution, authorize one or more officers of Jabil to designate employees of Jabil (other than officers) to be recipients of awards and determine the number of shares to be subject to such awards.

Eligibility. The Stock Incentive Plan provides that the Administrator may grant awards to employees, consultants, and non-employee directors. The Administrator may grant incentive stock options only to employees. There are approximately 138,000 eligible employees as of August 31, 2016, eight eligible non-employee directors, and an unknown number of eligible consultants in the Stock Incentive Plan. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Administrator selects the grantees and determines the number of shares of common stock to be subject to each award. The Administrator may not grant to any grantee, in any fiscal year of Jabil, awards relating to more than 3,000,000 shares of common stock; in the case of awards subject to a performance goal, this limitation is applied in the fiscal year in which the performance goal is met. In addition, the maximum amount that a grantee may earn by satisfaction of performance goals under cash-denominated awards during any fiscal year of Jabil is $45,000,000.

Minimum Vesting Period; Prohibition on Discretionary Acceleration. In general, for any award granted under the Stock Incentive Plan on or after September 1, 2016, the minimum vesting term will be at least one year from the date of grant except when the aggregate number of shares subject to outstanding awards that do not satisfy such minimum vesting period requirement is 5% or less of the number of shares reserved for issuance under the Stock Incentive Plan. The Administrator may not exercise its discretion to accelerate vesting or waive forfeiture restrictions with respect to any award granted on or after September 1, 2016, except in certain circumstances in connection with a change in control.

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Maximum Term and General Terms and Conditions of Awards. With respect to any grantee who owns stock possessing 10% or more of the voting power of all classes of stock of Jabil (a “10% Stockholder”), the maximum term of any incentive stock option granted to such grantee must not exceed five years. The term of all other awards granted under the Stock Incentive Plan may not exceed ten years, except that permissible deferrals of awards may extend beyond ten years. Each award granted under the Stock Incentive Plan is evidenced by a written or electronic agreement between the grantee and Jabil.

An award agreement may set forth the manner in which the grantee’s death, disability, or termination of continuous status as an employee or consultant or non-employee director and related events will affect the award. However, in the absence of an explicit provision in the applicable award agreement, the Stock Incentive Plan provides the default manner in which the grantee’s termination due to death or disability will affect the grantee’s awards.

With respect to a grantee’s termination due to death, the default provision in the Stock Incentive Plan provides that all of the grantee’s outstanding unvested awards will become fully vested and exercisable (as applicable) at the date of the grantee’s death; provided, however, if any of the outstanding awards are subject to performance-based forfeiture conditions immediately prior to the grantee’s death, a pro rata portion of such outstanding awards for each applicable performance measurement period (that commences before the grantee’s death and ends after the grantee’s death) will become fully vested and exercisable (as applicable), as determined by the Administrator. Any outstanding performance-based award that exceeds the pro rata portion of the grantee’s award at the grantee’s date of death will be forfeited at the grantee’s date of death.

With respect to a grantee’s termination due to disability, the default provision in the Stock Incentive Plan provides that all of the grantee’s outstanding unvested awards will become fully vested and exercisable (as applicable) at the date of the grantee’s termination; provided, however, if any of the outstanding awards are subject to performance-based forfeiture conditions immediately prior to the grantee’s termination, a pro rata portion of the grantee’s outstanding awards for each applicable performance measurement period (that commences before the grantee’s termination and ends after the grantee’s termination) will remain outstanding and be eligible to become fully vested and exercisable (as applicable) based on the actual achievement of the performance goal(s) during the applicable performance measurement period in accordance with the terms of the applicable award agreement. Any outstanding performance-based award that exceeds the pro rata portion of the grantee’s award at the grantee’s termination due to disability will be forfeited at the grantee’s termination. Except as described below, an award granted under the Stock Incentive Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance. To the extent and in the manner permitted by applicable law and the Administrator, a grantee may transfer an award to certain family members and other individuals and entities, but a transfer to a third party for value is not permitted.

Options. Each option granted under the Stock Incentive Plan is subject to the following terms and conditions:

(a)	Exercise Price. The Administrator determines the exercise price of options to purchase shares of common stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% (110% for an incentive stock option granted to a 10% Stockholder) of the fair market value of the common stock on the date the option is granted. The Stock Incentive Plan provides exceptions for certain options granted in connection with an acquisition by Jabil of another corporation. For so long as Jabil’s common stock is traded on any established exchange and readily tradable on such market, the fair market value of a share of common stock shall be the closing sales price for such stock as quoted on such system on the date of determination of such fair market value as reported in The Wall Street Journal or such other source as the Administrator deems reliable or, if no closing sales price for such day is reported, on the latest previous trading day. This definition of fair market value also applies for other purposes under the Stock Incentive Plan.

(b)	Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. An option is exercised by giving written or electronic notice of exercise to Jabil, specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price to Jabil.

(c)	Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option is determined by the Administrator and set forth in the award agreement. Except as otherwise determined by the Administrator, the acceptable form of consideration when exercising an option may consist of any combination of cash, personal check, wire transfer, other shares of Jabil’s common stock, net exercise, any combination thereof, or any other legally permissible form of consideration as may be provided in the Stock Incentive Plan and the award

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agreement. Promissory notes can be a permitted form of consideration, except as limited by law; however, legal restrictions generally will not allow executive officers to pay consideration in the form of promissory notes.

(d)	Value Limitation. If the aggregate fair market value of all shares of common stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options. For this purpose, fair market value is determined as of the grant date.

(e)	Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Incentive Plan as may be determined by the Administrator. Shares of common stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Stock Incentive Plan.

Stock Appreciation Rights. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the fair market value of a share of common stock on the date of exercise over the base price for each share of common stock with respect to which the stock appreciation right is exercised. The base price of a stock appreciation right must be no less than 100% of the fair market value of the common stock on the date the stock appreciation right is granted. Payment upon exercise of a stock appreciation right may be in cash, shares of common stock or a combination of cash and shares of common stock. Stock appreciation rights may be exercised by the delivery to Jabil of a written or electronic notice of exercise.

Stock Awards. A stock award may be made in shares or in units representing rights to receive shares. The award agreement will set forth the conditions, if any, which will need to be timely satisfied before the stock award will be vested and settled and the conditions, if any, under which the grantee’s interest in the related shares or units will be forfeited. Any such conditions for effectiveness or vesting may be based upon the passage of time and continued service by the grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. A stock award made in shares that are subject to forfeiture conditions and/or other restrictions may be designated as an award of restricted stock, and a stock award denominated in units that are subject to forfeiture conditions and/or other restrictions may be designated as an award of restricted stock units. An award of restricted stock generally entitles the grantee to dividend, voting and other ownership rights during the period in which the award is subject to forfeiture conditions. However, in the case of restricted stock that is conditioned on the attainment of performance goals, the grantee will not receive payment of any dividends unless and until the restricted stock becomes vested. A grantee generally will not have any rights as a stockholder with respect to shares underlying an award of restricted stock units until such time, if any, as the underlying shares are actually issued to the grantee. The Administrator may provide in a restricted stock unit award agreement for the payment of dividend equivalents to the grantee at such times as paid to stockholders generally or at the time of vesting or other payout of the restricted stock units. However, in the case of such an award that is conditioned on the attainment of performance goals, the grantee will not receive payment of any dividend equivalents unless and not earlier than such time as the restricted stock units have become vested.

Other Stock-Based Awards and Cash-Based Awards. The Administrator may grant other stock-based awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Administrator determines in its discretion. Other stock-based awards may be denominated in cash, in Jabil common stock or other securities, in units, in securities or debentures convertible into common stock, or in any combination of the foregoing, and may be paid in cash, in Jabil common stock or other securities, or in any combination of the foregoing, all as determined in the discretion of the Administrator. The Administrator may also grant cash-based awards in such amounts and upon such terms, which may include performance conditions, and at any time and from time to time, as shall be determined by the Administrator and set forth in an award agreement.

Code Section 162(m) Provisions. For awards that are intended to qualify for an exemption from the limit on tax deductibility under Code Section 162(m), the Compensation Committee must act as the Administrator. If the Compensation Committee designates an award as subject to the Code Section 162(m) provisions of the Stock Incentive Plan, then the lapsing of restrictions on the award and the distribution of shares or payment, as applicable, shall be subject to satisfaction of one, or more than one, objective performance goal(s). The Compensation Committee shall determine the performance goal(s) that will be applied with respect to each such award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance goal(s) relate (or 25% of the specified performance measurement period if such period is less than one year). The performance criteria applicable to such awards will be one or more of the following criteria: stock price; market share; sales, including to specified market segments or targeted customers; earnings per share, core earnings per share or variations thereof; return on equity; costs; revenue; cash to cash cycle; days payables outstanding; days of supply; days sales outstanding; cash flow; operating income; profit after tax; profit before tax;

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return on assets; return on net assets; return on sales; inventory turns; invested capital, including completion of a specified capital-raising transaction; net operating profit after tax; return on invested capital; total stockholder return; earnings; return on equity or average shareowners’ equity; return on capital; return on investment; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; contract awards or backlog; overhead or other expense reduction; growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation; net cash provided by operating activities; gross margin; economic value added; customer satisfaction; financial return ratios; market performance; completion of a specified acquisition or disposition; bookings; business divestitures and acquisitions; cash position; contribution margin; customer renewals; customer retention rates; earnings before interest and taxes; EBITDA; employee satisfaction; expenses; gross profit dollars; growth in bookings; growth in revenues; net profit; net sales; new product development; number of customers; productivity; operating cash flow; operating expenses; product defect measures; product release timelines; productivity; research and development milestones; revenue growth; time to market; working capital; or such similarly objectively determinable financial or other measures as may be adopted by the Compensation Committee.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The targeted level or levels of performance may be established in terms of company-wide objectives or objectives that are related to the performance of the individual grantee or the subsidiary, division, department or function within Jabil or the subsidiary in which the grantee is employed. The specified performance measurement period(s) may be annual, multi-year, quarterly, or of any other duration determined by the Compensation Committee. The Compensation Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring income or expense, items of an unusual nature or of a type that indicates infrequency of occurrence, or other financial and general and administrative expenses for the performance period. Performance goals need not be based on audited financial results.

The Compensation Committee may not increase the compensation payable, including the number of shares of common stock granted pursuant to any award, that would otherwise be due upon achievement of a performance goal under any award intended to qualify for an exemption from the limit on tax deductibility under Code Section 162(m). Notwithstanding the achievement of any performance goal and any contrary provisions of the Stock Incentive Plan, the Compensation Committee may, in its discretion, reduce the amount of compensation otherwise to be paid or earned in connection with an award granted on or after September 1, 2013 intended to qualify for an exemption from the limit on tax deductibility under Code Section 162(m), provided that the Compensation Committee may not make such reduction after a change in control of Jabil.

Prior to the payment of any award intended to be exempt under Code Section 162(m), the Compensation Committee will certify in writing that the performance goal(s) applicable to such award were met. Prior to the payment of an award to a grantee who is not an “officer” of Jabil for purposes of Section 16 of the Exchange Act, the written certification that the performance goal(s) applicable to such award was met may be made by such grantee’s divisional Executive Vice President or Chief Executive Officer, by the Chief Operating Officer of Jabil or by the President of Jabil, and such officer may, in his or her discretion, reduce the amount of compensation otherwise to be paid or earned in connection with such award granted on or after September 1, 2013, notwithstanding the achievement of any performance goal and notwithstanding any other contrary provision of the Stock Incentive Plan; provided no such reduction may be made after a change in control of Jabil.

Adjustment upon Changes in Capitalization. In the event of changes in the outstanding stock of Jabil by reason of any stock splits, reverse stock splits, stock dividends, or other change in the capital structure of Jabil or extraordinary dividend, spinoff, or similar event affecting the value of Jabil’s common stock, an appropriate adjustment will be made by the Board of Directors in: (i) the number of shares of common stock subject to the Stock Incentive Plan, (ii) the number of shares of common stock subject to any award outstanding under the Stock Incentive Plan, (iii) the exercise price of any such outstanding award, (iv) any share-based performance condition, and (v) the annual per-person limitation on equity awards. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive.

Change in Control. Unless otherwise provided in an award agreement, the following provisions shall apply to outstanding awards in the event of a change in control of Jabil.

(a)	Continuation, Assumption, or Replacement of Outstanding Awards. The surviving or successor entity may continue, assume, or replace all or some awards outstanding as of the date of the change in control, and such awards or replacements therefore shall remain outstanding and be governed by their respective terms. If the grantee’s continuous status as an employee or consultant or non-employee director does not terminate prior to the first

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anniversary of the date of the change in control (the “Change in Control Anniversary”), then on the Change in Control Anniversary:

(i)	all of the grantee’s continued, assumed, or replaced outstanding options and stock appreciation rights that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms,

(ii)	all of the grantee’s continued, assumed, or replaced unvested stock awards and other stock-based awards will become immediately fully vested and non-forfeitable; and

(iii)	any performance objectives applicable to the grantee’s continued, assumed, or replaced unvested awards for performance measurement periods not yet ended at the date of the Change in Control Anniversary will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the Change in Control Anniversary (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the award.

If the grantee’s continuous status as an employee or consultant or non-employee director terminates prior to the Change in Control Anniversary as a result of termination by Jabil without cause or resignation by the grantee for good reason, then on the date of termination:

(i)	all of the grantee’s outstanding continued, assumed, or replaced options and stock appreciation rights that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms,

(ii)	all of the grantee’s continued, assumed, or replaced unvested stock awards and other stock-based awards will become immediately fully vested and non-forfeitable; and

(iii)	any performance objectives applicable to the grantee’s unvested continued, assumed, or replaced awards for performance measurement periods not yet ended at the date of termination will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the date of termination (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the award.

(b)	Acceleration of Awards. If and to the extent that outstanding awards are not continued, assumed or replaced in connection with a change in control, then:

(i)	outstanding options and stock appreciation rights issued to the grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms,

(ii)	all unvested stock awards and other stock-based awards will become immediately fully vested and non-forfeitable; and

(iii)	any performance objectives for performance measurement periods not yet ended at the date of the change in control will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the change in control (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the award.

The Administrator in its discretion may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the change in control in exchange for payments to the holders. The payment for any award or portion thereof terminated shall be in an amount equal to the excess, if any, of (x) the fair market value of the consideration that would otherwise be received in the change in control for the number of shares subject to the award or portion thereof being terminated, or, if no consideration is to be received by Jabil’s stockholders in the change in control, the fair market value of such number of shares immediately prior to the effective date of the change in control, over (y) the aggregate option price or base price (if any) for the shares subject to the award or portion thereof being terminated. If there is no excess, the award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Administrator determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to Jabil’s stockholders in connection with the change in control, and may include subjecting such payments to vesting conditions comparable to those of the award surrendered.

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Restriction on Repricing. The Stock Incentive Plan includes a restriction providing that, without stockholder approval, Jabil will not amend or replace options or stock appreciation rights previously granted under the Stock Incentive Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or stock appreciation right after it is granted to lower its exercise or base price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option or stock appreciation right at a time when its exercise price or base price is equal to or greater than the fair market value of the underlying stock in exchange for another option, stock appreciation right, restricted stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or stock appreciation right to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Stock Incentive Plan. The Board may at any time amend, alter, suspend or terminate the Stock Incentive Plan. The Compensation Committee may amend, alter, suspend or terminate the Stock Incentive Plan so long as such action complies with applicable law, except that any amendment to be presented to the stockholders for approval must first be approved by the Board. The Administrator may at any time amend, alter, suspend or terminate an outstanding award. Jabil will obtain stockholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as is necessary and desirable to comply with any applicable law or regulation, including the requirements of any exchange on which the common stock is listed or quoted. Under these laws and regulations, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the Stock Incentive Plan or broaden eligibility. No amendment, alteration, suspension or termination of the Stock Incentive Plan or an outstanding award will materially impair the rights of any grantee, unless mutually agreed otherwise between the grantee and Jabil, or impose any additional obligation on Jabil or right on the grantee, unless agreed by Jabil. In any event, the Stock Incentive Plan will terminate on October 21, 2020. Any awards outstanding under the Stock Incentive Plan at the time of its termination will remain outstanding until they expire by their terms.

Federal Tax Information

Pursuant to the Stock Incentive Plan, Jabil may grant “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, stock appreciation rights, stock awards, other stock-based awards, and cash-based awards.

A grantee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the grantee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the grantee will recognize ordinary income at the time of sale or disposition equal to the lower of (a) the fair market of the shares at the date of the option exercise minus the exercise price or (b) the sale price of the shares minus the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Jabil will be entitled to a deduction in the same amount as the ordinary income recognized by the grantee.

All options that do not qualify as incentive stock options are referred to as nonqualified options. A grantee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the grantee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by a grantee who is also an employee of Jabil will be subject to tax withholding by Jabil. Upon the sale of such shares by the grantee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. Jabil will be entitled to a tax deduction in the same amount as the ordinary income recognized by the grantee with respect to shares acquired upon exercise of a nonqualified option, but no tax deduction in respect of any capital gain realized by the grantee.

With respect to stock awards, stock appreciation rights, cash-based awards, and other stock-based awards, the grantee generally will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. Except as discussed below, Jabil will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A. Elections by the grantee to defer compensation under such awards and the timing of

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distributions relating to such awards must meet requirements under Code Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the grantee.

As discussed above, we intend that options and stock appreciation rights and awards to certain employees conditioned upon achievement of performance goals will qualify as “qualified performance-based compensation” that will be fully tax deductible by Jabil under Code Section 162(m). However, a number of requirements must be met in order for particular compensation to qualify under Code Section 162(m), so there can be no assurance that such compensation under the Stock Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the Stock Incentive Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)’s deductibility limit exceed $1,000,000 in a given year, may not be deductible by Jabil as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Section 280G.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and Jabil with respect to the grant, vesting and exercise of awards under the Stock Incentive Plan, does not purport to be complete, and does not discuss the other tax consequences, including estate and gift taxation, Social Security and Medicare taxes, excise taxes and consequences under the tax laws of any municipality, state or foreign country in which a grantee may reside.

New Plan Benefits

All awards under the Stock Incentive Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Stock Incentive Plan in the future are not determinable at this time.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of Jabil to provide employees, directors and consultants with the opportunity to acquire an ownership interest in Jabil through their participation in the Stock Incentive Plan and thereby encourage them to remain in Jabil’s employ or service and more closely align their interests with those of the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL NO. 5
AN AMENDMENT OF THE JABIL CIRCUIT, INC. 2011 EMPLOYEE STOCK
PURCHASE PLAN TO INCREASE SHARES AVAILABLE FOR ISSUANCE

Jabil is seeking stockholder approval of an amendment to the Jabil Circuit, Inc. 2011 Employee Stock Purchase Plan (the “ESPP”) for the purpose of increasing the aggregate number of shares of Jabil common stock that may be available for purchase by eligible employees under the ESPP. The ESPP was adopted by the Board of Directors in October 2010 and approved by the stockholders in January 2011. The ESPP has been amended, in accordance with its terms, to make certain technical and immaterial revisions to the plan, including to allow greater flexibility with respect to administration and amendment of the plan and to allow Jabil to adopt sub-plans for employees located in foreign jurisdictions. These previous amendments to the ESPP did not require stockholder approval.

Proposal

On November 22, 2016, the Compensation Committee approved a fourth amendment to the ESPP, which amendment was subsequently approved by the Board of Directors, which provides for a 6,000,000 share increase in the aggregate number of shares of Jabil common stock that may be subject to future awards under the ESPP and which is reflected in Appendix B to this proxy, subject to stockholder approval. Therefore, this amendment will not become effective if the stockholders do not approve it.

This amendment is proposed in order to permit eligible employees to make additional purchases of Jabil’s common stock at a discount through payroll deductions under the ESPP, which is a tax-qualified stock purchase plan under Internal Revenue Code Section 423. If this amendment is approved by stockholders, the shares available for purchase under the ESPP will increase to 7,012,777 based on the 1,012,777 shares remaining available for purchase under the ESPP as of October 31, 2016.

Summary of the ESPP, as Amended, Subject to Stockholder Approval

The following summary of the principal features and effects of the ESPP is qualified in its entirety by the terms of the ESPP, which is attached to this proxy as Appendix B, as amended to reflect the amendment referenced herein.

Purpose. The purpose of the ESPP is to provide employees of Jabil and certain of its subsidiaries as designated by the Board of Directors (the “Subsidiaries”) with an opportunity to purchase common stock through accumulated payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Jabil may adopt sub-plans applicable to particular foreign jurisdictions, which sub-plans may be designed to be outside the scope of Section 423 of the Code in order to accommodate the specific requirements of local laws and procedures. With limited exceptions, the rules of such sub-plans may take precedence over other provisions of the ESPP. The ability to adopt such sub-plans will facilitate Jabil’s global compensation program.

Administration. The ESPP will be administered by the Board of Directors or the Compensation Committee (the “Administrator”). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

Eligibility. All employees of Jabil and its Designated Subsidiaries are eligible to participate after 90 days of continuous employment if they are regularly employed for at least 20 hours per week and more than five months per calendar year. There are approximately 138,000 eligible employees in the ESPP. Participation in the ESPP ends automatically on termination of employment with Jabil or a Designated Subsidiary. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with Jabil’s payroll office prior to the applicable enrollment date.

Offering Periods. The ESPP is implemented by consecutive six-month offering periods commencing on the first trading day on or after January 1 and July 1 of each year.

Purchase Price. The purchase price per share of the shares offered under the ESPP in a given offering period shall be the lower of 85% of the fair market value of a share of common stock on the enrollment date or 85% of the fair market value of a share of common stock on the exercise date. The fair market value of the common stock on a given date shall be the closing sale price of a share of common stock for such date as reported by the New York

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Stock Exchange or any other established stock exchange on which the common stock is listed. The shares of Jabil common stock purchased pursuant to the ESPP will represent newly-issued shares.

Payroll Deductions. The purchase price for the shares of common stock is accumulated by payroll deductions during the offering period in amounts elected by the participants not exceeding 10% of such participants’ eligible compensation during the offering period, which is defined in the ESPP to include all regular straight earnings and any payments for overtime, shift premiums, commissions, incentive compensation, incentive payments, regular bonuses and other compensation. A participant may discontinue his or her participation in the ESPP at any time during the offering period. Payroll deductions shall commence on the first payday following the enrollment date, and shall end on the exercise date of the offering period unless sooner terminated as provided in the ESPP. No interest shall accrue on a participant’s payroll deductions.

Grant and Exercise of Option. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the common stock at the beginning of the offering period or on the exercise date, provided that a participant will not be permitted to purchase during each offering period more than a number of shares determined by dividing $12,500 by the fair market value of Jabil’s common stock on the enrollment date. Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares of common stock will be exercised automatically on each exercise date for the maximum number of whole shares of common stock at the applicable price. As promptly as practicable after each exercise date on which a participant’s purchase of shares of common stock occurs, Jabil will arrange the transfer to the participant of the shares of common stock purchased upon exercise of the participant’s option in electronic form to a broker. Notwithstanding the foregoing, no employee will be permitted to subscribe for shares of common stock under the ESPP if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Jabil or of any of its subsidiaries (including stock that may be purchased under the ESPP or pursuant to any other options), nor shall any employee be granted an option that would permit the employee to buy under all employee stock purchase plans of Jabil more than $25,000 worth of stock (determined at the fair market value of the shares of common stock at the time the option is granted) in any calendar year. Options may be granted under the ESPP from time to time in substitution for stock options held by employees of another corporation who become, or who became prior to the effective date of the ESPP, employees of Jabil or a Designated Subsidiary as a result of a merger with or acquisition by Jabil.

Discontinuance of Participation; Termination of Employment. Employees may discontinue their participation in the offering at any time during the offering period. A participant who wishes to discontinue participation must give written or electronic notice to Jabil prior to the deadline specified by Jabil procedures and before the end of the offering period, and all of the participant’s payroll deductions credited to his or her account prior to the discontinuance will be applied to the purchase of shares at the end of the offering period. Participation ends automatically on termination of employment with Jabil or a Designated Subsidiary, and a participant whose employment terminates will be required to withdraw all of the payroll deductions credited to such participant’s account and not yet used to purchase shares.

Transferability. No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution.

Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. Subject to any required action by Jabil’s stockholders, the shares of common stock reserved under the ESPP, as well as the price per share of common stock covered by each option under the ESPP that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Jabil; provided, however, that conversion of any convertible securities of Jabil shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of Jabil, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of Jabil or a merger of Jabil with or into another corporation, the ESPP provides that each option under the ESPP be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board of Directors determines to shorten the offering period or to cancel each outstanding right to purchase and to refund all sums collected during that offering period to the participants.

Amendment and Termination. The Board of Directors may at any time and for any reason terminate or amend the ESPP. The Compensation Committee may at any time and for any reason amend the ESPP so long as such amendment complies with

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applicable law and any amendment to be presented to stockholders for approval is first approved by the Board of Directors. Except as provided in the ESPP with respect to adjustments upon changes in capitalization, dissolution, merger, asset sale or change of control, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the ESPP is in the best interests of Jabil and its stockholders. Except as provided in the ESPP with respect to adjustments upon changes in capitalization, dissolution, merger, asset sale or change of control, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), Jabil shall obtain stockholder approval of any amendment to the ESPP in such a manner and to such a degree as required. In addition, Jabil’s principal human resources officer may amend the ESPP (i) to maintain qualification of the ESPP under Code Section 423 or (ii) to make technical, administrative or editorial amendments, provided that such technical, administrative or editorial changes do not materially increase the cost to Jabil of maintaining the ESPP.

Federal Tax Information

The ESPP and the rights of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares of common stock are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares of common stock at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares of common stock as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Jabil is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of common stock prior to the expiration of the holding period(s) described above. The foregoing is only a summary of the effect of federal income taxation upon the participant and Jabil with respect to the shares of common stock purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign jurisdiction in which the participant may reside.

New Plan Benefits

Participation in the ESPP and the rights of participants to make purchases under the ESPP is voluntary. Accordingly, the number of shares that may be purchased by the named executive officers, the executive officers as a group, and all employees who are not executive offices as a group in the future is not determinable at this time. However, the table below shows, as to each of the indicated individuals and groups, the aggregate number of shares of common stock purchased by such individuals and groups during the most recent fiscal year under the ESPP, and the dollar value for such shares. Non-employee directors of the Company are not eligible to participate in the ESPP, and therefore are not shown in the table below

	Shares Purchased in Fiscal Year 2016
Name and Position	Dollar Value ($)(1)	Number of Shares
Mark T. Mondello, Chief Executive Officer	0	0
Forbes I. J. Alexander, Chief Financial Officer	0	0
William D. Muir, Jr., Chief Operating Officer	0	0
William E. Peters, President	4,655	1,132
Alessandro Parimbelli, Executive Vice President, Chief Executive Officer, Enterprise and Infrastructure	4,655	1,132
All current executive officers as a group	244,071	58,881
All employees who are not executive officers as a group	4,736,665	1,188,066

(1) “Dollar Value” equals the difference between the price paid for the shares purchased under the ESPP and the fair market value of the share on the date the shares were purchased.

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Recommendation of the Board of Directors

The continued success of Jabil depends upon its ability to attract and retain highly qualified and competent employees. The ESPP enhances that ability and provides additional incentive to such personnel to advance the interests of Jabil and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Jabil’s financial performance in fiscal year 2016, though solid, was below that of our NEO’s targeted compensation goals as a result of challenging business and customer issues. The Company’s revenue, at $18.4 billion, was an increase of 2.5% over fiscal year 2015. Our EMS operating segment revenues increased 2% in fiscal year 2016 over fiscal year 2015. Although DMS segment revenues increased 3% over fiscal year 2015, end user product demand in the mobility business of our DMS segment was substantially below expectations in our second, third and fourth quarters of fiscal year 2016 and negatively impacted the Company’s performance. Operating income was $523 million, a decline of 6% from the prior fiscal year, and core operating income was $630 million, a decrease of 6% from fiscal year 2015. Diluted earnings per share for fiscal year 2016 was $1.32, a decline of 9% from the prior fiscal year. Core diluted earnings per share were $1.86, a decline of 10% from fiscal year 2015. Jabil returned approximately $211 million to stockholders through dividends and share repurchases in fiscal year 2016. Please refer to “Management’s Discussion & Analysis ─ Non-U.S. GAAP Core Financial Measures” on pages 40 and 41 of our Annual Report on Form 10-K, filed on October 20, 2016, for reconciliations of core operating income and core diluted earnings per share to the most directly comparable U.S. GAAP financial measures.

Jabil’s compensation program is intended to be competitive with the market practice of its peer group and other companies we compete with for talent and reflects our pay for performance philosophy by placing a significant majority of our NEO compensation “at risk” in the form of variable pay elements tied to financial and operational performance goals and to Jabil’s stock price. Each fiscal year, the Compensation Committee views all of the compensation elements together, including historical achievement levels, to balance both long-term and short-term objectives, and to incentivize each NEO to attain those objectives. We typically rely heavily on equity-based awards to accomplish this balance, as we believe such awards create a strong alignment with the achievement of stockholder value over the long term. In fiscal year 2016, we required Jabil to achieve threshold levels of net core operating income (“NCOI”) and return on invested capital (“ROIC”) in order for our executives to earn their annual cash incentives, and required Jabil to meet certain earnings per share growth targets during a three-year performance period in order for performance-based equity awards to vest. We also granted equity awards that vest based on a total shareholder return metric that measures our performance against that of the companies other than Jabil in the S&P Supercomposite Technology Hardware and Equipment Index for a multi-year performance period. The Compensation Committee believes these performance measures correlate highly to stock price performance.

The Compensation Committee set performance goals that we believe were challenging, yet attainable, to achieve target performance, and difficult to achieve maximum performance, under both our short-term and long-term incentive programs. Jabil delivered financial results in fiscal year 2016 for revenues, net income and core operating income below the pre-established thresholds for the corporate adjusted NCOI and corporate adjusted ROIC metrics. This resulted in no payouts for our short-term incentives based on corporate metrics to our NEOs. Mr. Peters, who leads our Green Point division has a portion of his annual incentive tied to Green Point’s financial performance. Green Point failed to reach the pre-established thresholds for division adjusted NCOI and division adjusted ROIC metrics, therefore he received no short term incentive in 2016. Mr. Parimbelli, who leads Jabil’s Enterprise and Infrastructure business, received an annual incentive based upon the strong financial and operational performance of that business in 2016. For our long-term performance awards with performance goals of cumulative core EPS, actual performance for the performance measurement periods ending on August 31, 2016 was below the threshold, resulting in no vesting of those performance-based equity awards for those performance measurement periods

Executive Compensation Practices

We monitor the evolution of compensation best practices. Some of the most important practices incorporated into our program include the following:

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What We Do	What We Don’t Do
Pay for Performance. Reflecting the Compensation Committee’s philosophy of pay-for-performance, a majority of our executives’ compensation is performance-based and at risk.	Hedging. Jabil discourages its directors and NEOs from entering into certain types of hedges with respect to Jabil securities. In addition, federal securities laws prohibit the executive officers from “short” selling our stock.
Rigorous Performance Metrics. The Compensation Committee annually sets performance targets that it believes are challenging but fair for our annual and long-term incentive plans.	No Change in Control Excise Tax Gross-Ups. Parachute excise tax reimbursements and gross-ups are not provided in the event of a change-in-control.
Median Compensation Targets. Total direct compensation for our executives is generally targeted at the median of our peer group and other companies we compete with for talent.	No Employment or Severance Benefit Agreements. We do not have employment, severance or change in control agreements with our executives.
Mitigation of Risk. Jabil’s compensation program is balanced between time-based and performance-based compensation, as well as cash and equity incentives. The compensation program is focused on the long-term so that the Company’s executives are focused on long-term, sustained performance.	Minimal Perquisites. Our NEOs participate in the same benefit plans as our salaried employees, with little or no special executive perquisites. For NEOs who reside outside the United States, our NEOs may receive benefits that are customarily provided to other management employees, based upon local market practices (e.g., company car or allowance).
Clawback of Compensation. We have a clawback policy which allows us to recoup certain performance-based incentive compensation (including equity awards) paid to our executive officers in certain circumstances in the event we report certain inaccurate financial results.	Repricing. The exercise prices of stock appreciation rights (“SARs”) and options that we have granted in the past equal the grant date market price and may not be reduced or replaced with SARs or options with a lower exercise price.
Meaningful Share Ownership Guidelines. We believe that our share ownership requirements are rigorous and are designed to align our executives’ interests with those of our stockholders. We require our CEO to hold at least five times his base salary in Jabil shares, our President, COO and CFO to hold at least three times their base salary in Jabil shares, and all other executive officers to hold at least their base salary in Jabil shares.
Independent Compensation Consultant. The compensation consultant to the Compensation Committee provides no other services for Jabil.
Review of Compensation Peer Group. Our compensation peer group is reviewed annually by the Compensation Committee and adjusted, when necessary, to ensure that its composition remains a relevant and appropriate comparison for our executive compensation program.

How We Make Compensation Decisions

Our Executive Compensation Philosophy

The Compensation Committee believes that executive compensation opportunities should align with and enhance long-term stockholder value. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in an important set of guiding principles. The Compensation Committee reviews the compensation philosophy annually. We believe that the application of these principles enables us to create a meaningful link between compensation outcomes and long-term, sustainable growth for our stockholders.

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Guiding Principles

Guiding Principles	Elements of Compensation	Rationale
Pay for Performance	A substantial majority of pay is variable, contingent and directly linked to Company financial and stock price performance.	An effective way to reach our short- and long-term financial and strategic objectives is to make a majority of an executive’s overall target compensation dependent on the achievement of such objectives and on the performance of our stock. We believe the portion of an executive’s total compensation that varies with performance and the particular financial and operational incentive metrics should be a function of the executive’s responsibilities and ability to drive and influence results. As an executive’s responsibility and influence increase, so should the level of performance-based, at-risk compensation relative to the executive’s base salary.
Alignment with Stockholders’ Interests	The financial interests of executives are aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that we believe correlate with long-term stockholder value.

We seek to provide an appropriate link between compensation and the creation of long-term stockholder value. We believe executives’ interests are more directly aligned with the interests of our stockholders when the compensation program:

• emphasizes long-term financial performance, business objectives and the strategic focus of our businesses;

• is significantly impacted by the value of our stock; and

• results in a continuing significant ownership of our stock.

Long-term focus	We use metrics in both our short-term and long-term incentive program that are viewed as those that will drive toward our long-term strategic goals.	For our most senior executives, long-term stock-based compensation opportunities will significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.
Competitiveness	Total compensation should be sufficient to incentivize the leadership team to maximize Jabil’s performance. Each element should be benchmarked relative to peers and the broader marketplace for executive talent	To attract highly qualified executives, motivate executives to perform at their highest levels and retain executives with the leadership abilities and skills necessary to drive and build long-term stockholder value, compensation must be competitive and reflect the value of each executive’s position in the market and within Jabil. While target total compensation should be competitive, performance that exceeds target should be appropriately rewarded.
Balance	The elements of compensation are balanced to motivate each NEO to achieve both long-term and short-term objectives. We rely more heavily on equity-based awards, as we believe this element has the strongest alignment to the achievement of stockholder value over the long term.	Our compensation program is designed to be challenging but fair. Executives should have the opportunity to earn market competitive pay for delivering expected results. As results exceed expectations (both internal and external), pay levels may increase above market median levels. If performance falls below expected levels, actual pay may fall below market median.

Summary of Short and Long-Term Incentives Awarded in Fiscal Year 2016

The Compensation Committee believes that the creation of stockholder value over the short and long-term is highly correlated to the Company’s earnings growth and return on invested capital. Annual cash incentives for the NEOs in fiscal year 2016 were based upon the performance metrics of NCOI and ROIC. The NEOs’ performance-based equity awards granted in fiscal year 2016 will vest, if at all, based on either cumulative core earnings per share (“EPS”) over a multi-year period, or on our total shareholder return relative to that of the companies other than Jabil in the S&P Supercomposite Technology Hardware and Equipment Index (“Relative TSR”). The Compensation Committee also awarded time-based RSUs with a three-year vesting period to retain these key executives, provide compensation at levels that are competitive with the market, and create an additional immediate alignment with stockholder interests. A significant portion of each NEO’s compensation package for fiscal year 2016 contains long-term equity based incentives, which give the NEOs a considerable stake in delivering stockholder value.

Pay for Performance Philosophy

We believe that the following charts and tables are helpful in illustrating that the actual compensation paid to our executives reflects our pay for performance philosophy. These tables supplement the information in the Summary Compensation table,

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the Grants of Plan-Based Awards in Fiscal Year 2016 table and the Outstanding Equity Awards at 2016 Fiscal Year End table.

Alignment of Pay and Performance.

Our executive compensation program is designed so that a substantial portion of the pay of our Chief Executive Officer is delivered in the form of long-term incentives—which means that his Realized Pay (the amount he actually may receive in any year) is tied directly to our share price performance and achievement of our long-term financial goals.

Mr. Mondello’s pay, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of long-term incentives at grant and not the value actually received from these grants or their potential future value. As a result, we believe that it is useful to compare Mr. Mondello’s Realized Pay, between 2014 and 2016, with his SCT Pay for the same period, as illustrated in the chart below:

Mr. Mondello’s Realized Pay between 2014 and 2016 consisted of:

	2014 ($)	2015 ($)	2016 ($)
Base salary received	1,000,000	1,050,000	1,100,000
Annual incentive payments	0	3,150,000	0
Time Based RSU vesting	1,414,887	1,250,755	1,910,907
Performance Based RSU Vesting	4,382,805	0	0
SAR Exercised Value	0	180,400	0
Total	6,797,692	5,631,155	3,010,907

The preceding chart and table are not substitutes for the information required to be contained in the Summary Compensation Table, but provide additional information with regard to our Chief Executive Officer’s pay.

For purposes of the preceding chart and table, we define:

•	“SCT” as the compensation reported in the Summary Compensation Table for the applicable year.
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•	“Realized Pay” as the sum of (i) actual base salary and incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of the performance awards, restricted stock or units, or exercise of stock appreciation rights.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes that the elements of the executive compensation program further our guiding principles. The following table summarizes the major elements of Jabil’s executive compensation program and the purposes and values in using these elements:

Element	Purposes and Values
Salaries

• Provide a minimum fixed amount of compensation.

• Reflect an officer’s experience, business judgment, scope of responsibility, impact upon the organization and role in developing and implementing overall business strategy.

• Recognize individual performance.

• Are reviewed annually and compared with salaries of comparable executives in the peer group and in compensation surveys.

Short-term Incentives

• Communicate strategic priorities and identify key financial and business objectives.

• Motivates achievement of short-term objectives, as well as long-term objectives by using consistent metrics year over year.

• Are 100% at-risk, all of which have a minimum financial or operational threshold that must be achieved to receive any payout.

• Target bonus opportunity payouts (as a percentage of salary) are compared with target bonus opportunity payouts (as a percentage of salary) of comparable executives in the peer group and compensation surveys.

• Result in achievement that is variable, measured against a mix of multiple defined targets, with payouts ranging from 0% (below threshold performance) to a maximum of 200% of target payout.

• Align chosen financial and other measures to an individual’s scope of influence.

Long-term Incentives

• Motivate attainment of long-term financial goals and incentivize managerial action intended to increase long-term stock price appreciation and total shareholder return.

• Align executive’s interests with those of our stockholders, particularly when combined with our executive stock ownership requirements.

• Provide that a substantial percentage of compensation is at-risk with metrics tied to financial performance.

• Reward long-term service and promote retention with vesting schedules that span several years.

• The grant-date value of long-term incentives is influenced by market data of comparable executives in the peer group and in compensation surveys.

Balance of Elements. The Compensation Committee views all of the compensation elements together to set each NEO’s total compensation each fiscal year. In addition, the Compensation Committee balances the compensation elements to motivate each NEO to achieve both long-term and short-term objectives. For our executives, this balance is typically attained by relying more heavily on equity and equity-based awards, as we believe this element has the strongest alignment to the achievement of stockholder value over the long term.

NEO Total Direct Compensation Mix. The following chart illustrates the fiscal year 2016 target compensation for the NEOs by element of compensation as a percentage of the NEOs’ target total direct compensation (that is, salary plus the target value of the short-term cash and long-term incentives). This chart assists in demonstrating our compensation philosophy that the significant majority of each NEO’s compensation be at-risk, tied to performance (both short-term and long-term) and mostly composed of equity. It reflects the mix of salary, cash and equity-based incentives at the target levels established at the beginning of fiscal year 2016. “Salary” is the annual salary for the NEOs for fiscal year 2016; “Target Cash Annual Incentive” is at the target award opportunity under the annual incentive program for fiscal year 2016; and “Performance-Based Equity” and “Time-Based Equity” are the grant date fair values at target for fiscal year 2016. The “Target Cash Annual Incentive” amount differs from that shown in the Summary Compensation table, which reflects actual short-term cash incentives earned in fiscal year 2016.

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FISCAL YEAR 2016 MIX OF TARGET TOTAL DIRECT COMPENSATION ELEMENTS

The Executive Compensation Process

Jabil’s executive compensation program is administered and overseen by the Compensation Committee with assistance from management and a compensation consultant selected and retained by the Compensation Committee. Generally, compensation amounts, metrics and vesting criteria are determined by analyzing, among other things, compensation data and pay practices from Jabil’s peer group and broader compensation survey information, financial and strategic goals, and historical compensation data. Typically, annual salaries, cash short-term incentive payout targets, metrics, goals and weightings, and long-term incentive awards and performance goals for each fiscal year are set and awarded following the end of the previous fiscal year when data regarding the previous fiscal year’s performance is available. If a NEO’s role changes or an officer is promoted to a NEO position, compensation elements may be adjusted later in the fiscal year. In addition, the Compensation Committee solicits the opinions of the other Board members, considers outside counsel’s legal advice, reviews ratings information from proxy advisory services and makes inquiries regarding the accounting and tax treatment for the compensation program.

Role of Compensation Consultant. The Compensation Committee has the sole authority to hire and to dismiss its compensation consultant. Reports and advice from the consultant may be requested by the Compensation Committee and are shared with the Board and management at the Compensation Committee’s discretion. The Compensation Committee has engaged Steven Hall & Partners (“SH&P”) as its independent compensation consultant since March 2010. The types of services performed by SH&P during fiscal year 2016 included attending all Committee meetings, either in person or telephonically, reviewing and advising on the peer group selection, advising on design and implementation of incentive and equity plans, advising on prevailing equity grant practices, providing data regarding prevalent compensation practices and levels of pay, commenting on compensation-related disclosure, reviewing and commenting on the compensation philosophy, providing updates on regulatory and legislative changes impacting executive compensation and facilitating the CEO evaluation and performance review process. SH&P has access to management, and interacts with management to gather compensation and performance information regarding Jabil, to discuss potential compensation program designs, to ensure that compensation programs are administered in accordance with the decisions of the Compensation Committee and disclosed with high levels of transparency, and to ensure that accurate and timely information is presented to the Compensation Committee by SH&P and management. The Compensation Committee considers SH&P to be independent because SH&P performed no services for Jabil’s management unrelated to services performed for the Compensation Committee. In fiscal year 2016, the Compensation Committee reviewed and analyzed a number of factors, including those specified by SEC rule, and concluded that SH&P was independent and there was no conflict of interest raised as a result of any work performed by SH&P, directly or indirectly, for the Compensation Committee during fiscal year 2016.

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Role of Management. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salary levels, target annual incentive award levels and long-term incentives for the other executive officers. These recommendations are based upon his assessment of individual performance, contribution, time in position and the market competitiveness of each individual’s total compensation. The Chief Executive Officer, in conjunction with other members of senior management (the Company’s President, Chief Operating Officer, Chief Financial Officer and Chief Human Resources Officer), makes recommendations regarding the design of the Company’s compensation programs including performance measures, weightings and long-term incentive structure. This collective recommendation is based upon: (i) an annual performance review process, including assessment of the achievement of established financial and strategic business objectives and other accomplishments; (ii) Jabil’s annual operating and strategic plans, targeted earnings and overall and group financial performance; (iii) market data for relevant companies, which includes peer group data and broader compensation survey data; and (iv) guidelines established by institutional investors and proxy advisory firms.

Role of Compensation Committee. The Compensation Committee sets policies and gives direction to management on all material aspects of the executive compensation program. The Compensation Committee Charter, posted on our website at www.jabil.com, sets forth the Compensation Committee’s responsibilities. The key goals of the compensation program are balanced with market data and Jabil’s financial planning and expectations to determine each executive’s compensation. The Compensation Committee makes compensation decisions for the NEOs for each of the compensation elements, establishes the short- and long-term financial metrics, weighting and targets and grants long-term incentive awards. In making these decisions, the Compensation Committee reviews: (i) the Chief Executive Officer’s recommended amounts for each element of pay, and recommended performance metrics and targets for our incentive compensation programs; (ii) data and advice provided by the compensation consultant, including peer group and compensation survey data; (iii) the compensation history of each executive; (iv) the financial performance of Jabil’s operating divisions; and/or (v) guidelines established by institutional investors and proxy advisory firms.

Competitive Benchmarking. The Compensation Committee annually reviews compensation data and pay practices from both Jabil’s peer group and broader compensation survey data as part of its decision-making process. While the Compensation Committee reviews compensation data with a view to confirming that a given executive’s compensation is competitive, it retains discretion in setting an executive’s compensation. As a result, compensation for an executive may differ materially from the peer group or survey data and is influenced by factors including past performance, experience, position, tenure, individual and organizational factors, retention needs and other factors. The Compensation Committee has adopted a target total cash compensation philosophy of setting opportunities such that NEO target total cash compensation (including annual salary and targeted short-term cash incentive payout) approximates the market median of the companies in the peer group and survey data if target performance is achieved. The Compensation Committee does not consider actual performance of the peer group companies when setting NEO compensation. Rather, it compares NEO total cash compensation payout opportunities at the target performance level to the target payout opportunities of comparable NEO positions at peer group companies when it establishes target total cash compensation at the beginning of the fiscal year. However, actual total cash compensation may range from below-the-market 25th percentile at the low end, to at or above-the-market 75th percentile at the high end depending on the actual level of financial performance achieved relative to pre-established goals. Long-term incentive awards granted to executives consider market data, financial performance, individual performance and potential and aggregate share usage. The Compensation Committee also considers benchmarking information regarding competitive levels of total direct compensation (the sum of target total cash and long-term incentives) to provide context for its decisions on long-term incentive awards.

The Compensation Committee periodically evaluates and selects companies to include in the peer group it uses to assess the competitiveness of the NEO compensation program. With guidance from the compensation consultant and input and discussion with management, the Compensation Committee considers whether the mix of companies in the peer group produces valid information for assessing the market value of our executive positions. We intend that the peer group cumulatively has the following attributes, although a given company may not have all of the attributes: business operations in the industries and businesses in which we participate, global operations, similar annual revenue or market capitalization and businesses that are complex and broad or compete with Jabil for executive talent. In April 2015, the Compensation Committee reviewed the current peer group for use when setting compensation, and determined that the peer group was satisfactory for fiscal year 2016. The peer group consists of the following companies:

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• Applied Materials, Inc. • Avnet, Inc.	• Arrow Electronics, Inc. • Celestica, Inc.
• Danaher Corporation • Emerson Electric Company • Qualcomm, Inc. • Seagate Technology • Texas Instruments, Inc. • TE Connectivity Ltd.	• EMC Corporation • Flextronics International • Sanmina Corporation • SYNNEX Corporation • Tech Data Corporation • Western Digital Corporation

The 16 companies in the peer group were used to set fiscal year 2016 NEO target compensation with no change from the previous year’s peer group. When fiscal year 2016 NEO target compensation was set, Jabil’s revenue for the most recently completed fiscal year available was at the 50th percentile of its peer group. The Compensation Committee’s compensation consultant compared Jabil’s NEO target pay using the peer group as part of the Compensation Committee’s process to establish NEO salaries, annual incentive targets and long-term incentive awards granted for fiscal year 2016. The peer group NEO compensation data was supplemented by data from multiple executive compensation surveys. Some adjustments to NEO salaries and annual incentive targets were made based upon a competitive analysis using these sources of pay data. The Compensation Committee considered comparison data regarding long-term incentives for the NEOs as one factor, but did not strictly award grants with respect to peer group and survey data.

Setting of Salaries and Annual Cash Incentive Compensation. The Compensation Committee typically makes its decisions related to salaries and annual cash incentive targets at the start of each fiscal year. This timing allows the Compensation Committee to take into account Jabil’s financial results in the prior fiscal year and the plans and expectations regarding the current fiscal year when establishing such salaries and targets. If a NEO’s role changes or an officer is promoted to a NEO position, compensation elements may be adjusted later in the fiscal year. The Compensation Committee selected the performance metrics for the fiscal year 2016 annual cash incentives pursuant to the Short-Term Incentive Plan.

Long-Term Incentive Compensation Award Practices. The annual grant cycle for grants of long-term incentive awards to our executives typically occurs at the start of each fiscal year following the completion and release of financial results for the preceding fiscal year, so that relevant information is available to the Compensation Committee and the market price of our common stock reflects this information. The dates for the meetings at which such grants are made are set well in advance of such meetings. The Compensation Committee may also make grants of long-term incentive awards at other times during the year due to special circumstances, which include a change in an officer role, the hiring or promotion of an executive officer, an acquisition or to implement design changes to align compensation with strategic goals. We do not seek to time long-term incentive awards to take advantage of information, either positive or negative, about Jabil which has not been publicly disclosed.

In deciding the type and value of equity compensation to grant, the Compensation Committee typically takes into account a variety of considerations, such as Jabil’s financial performance, the need to retain experienced and talented employees to execute the strategies of the business, the accounting and tax impacts of the grant, the dilutive effect to the stockholders, the incentive opportunity Jabil desires to provide to the NEOs, the executive’s role and responsibilities, individual performance, internal equity and the historical level of actual compensation realized as compared to the value targeted. Additionally, the Compensation Committee utilizes peer group and compensation survey data to provide context for its determinations of these grants.

A majority of equity incentive awards granted to our NEOs are performance-based. Over the past several years, the Compensation Committee granted performance-based RSU awards conditioned on the compound annual growth rate in Jabil’s core EPS over a minimum of three years and up to five years. In fiscal year 2016, the performance period for performance-based RSU awards was fixed at three years. The Compensation Committee also made RSU awards to each NEO based on the Relative TSR metric, also over a three-year performance period. The new metric creates additional alignment with stockholder interests.

Time-based stock awards are also granted to the NEOs in order to achieve specific elements of the compensation program. We believe that time-based stock awards with vesting over three years provides the recipient with the potential for long-term value directly aligned with the stock price and requires long-term service. This aligns with our guiding principle of creating a compensation package that is competitive, promotes retention, focuses on financial performance and balances the at-risk elements.

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In 2007, the Board of Directors adopted a stock incentive and compensation award policy. In fiscal year 2016, the Compensation Committee reviewed the policy and decided to maintain it as internal management guidelines. The guidelines generally provide as follows:

•	Grant timing guidelines, including requirements to pre-set dates on which awards may be granted and disclose those dates;
•	Exercise price guidelines, including a requirement that the exercise prices of stock options and SARs generally will be no less than the closing price of a share of Jabil’s common stock on the date of grant;
•	Grant authorization guidelines, including specific deadlines for award requests by management in advance of award grant dates and prohibitions on delegation of grant authority and approval of grants by written consent; and
•	Grant implementation and miscellaneous procedural guidelines, including attendance by legal counsel at all meetings at which awards and other final compensation decisions are made.

The stock and stock-based awards granted during fiscal year 2016 to the NEOs were made in accordance with these guidelines.

Other Compensation Policies and Considerations

The Company offers limited additional compensation components to our NEOs, reflecting our cost-sensitive philosophy. For fiscal year 2016, the value of the other benefits comprising “All Other Compensation” to the NEOs was minimal, as disclosed in detail in the Summary Compensation table and the related notes.

Programs we offer	Programs we do not offer
Medical, dental and vision insurance	Qualified pension benefits
401(k) Retirement Plan	Post-retirement medical or life insurance benefits
Non-qualified deferred compensation program	Employment or severance benefit agreements
Employee stock purchase plan	Change in control excise tax gross-ups
Short- and long-term disability insurance
Group life insurance and supplemental life insurance

All of these programs, excluding the non-qualified deferred compensation program, are also offered to a broad-based group of our employees.

Retirement and Pension Plan, Death and Disability. Our 401(k) Retirement Plan (“401(k) Plan”) includes a Company matching contribution. Eligible officers who retire receive additional time for vesting and settlement of certain equity and equity-based grants. Eligibility is determined based upon the age and/or years of service of the particular officer. The Compensation Committee may, in its discretion, award a bonus for the year of retirement and also may, in its discretion, pro rate this bonus for service through the date of retirement. Unvested time-based RSUs fully vest upon termination due to death or disability. In the event of death, a pro rata portion of unvested performance-based RSUs may vest and in the event of a termination due to disability, a pro rata portion of unvested performance-based RSUs may remain outstanding and eligible for future vesting based on the actual level of achievement of the performance goals.

Severance and Termination. Upon a termination for any reason whatsoever, the NEO will receive the pro rata portion of salary earned to the date of termination and the Compensation Committee has discretion to consider pro-rata payments of the annual cash incentive compensation on a case-by-case basis if the NEO is not employed for the full fiscal year. Vested stock options and SARs may be exercised in accordance with the applicable award agreement. Unvested RSUs are forfeited upon termination of employment unless there is a change in control or, for certain awards, the NEO is retirement-eligible, dies or becomes disabled. On a case-by-case basis, we have at the time of termination entered into severance pay agreements with certain officers for various reasons, including but not limited to obtaining agreements from departing employees not to compete with Jabil for specified periods of time.

Change in Control Arrangements. Awards granted under the 2002 Stock Incentive Plan and the 2011 Stock Incentive Plan may vest under certain circumstances in connection with a change in control. In addition, any shares of Jabil stock that may be deferred and that continue to be reserved under the non-qualified deferred compensation program are distributed upon a change in control.

In the event of a change in control, any award outstanding under the 2002 Stock Incentive Plan and the 2011 Stock Incentive Plan will become fully vested on the earlier of (i) the applicable vesting date under the original vesting schedule, (ii) the first

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anniversary of the date of the change in control if the grantee has remained as an employee, consultant or non-employee director, or (iii) the date the grantee is terminated without cause or resigns for good reason. However, an award will not fully vest due to a change in control if the grantee is terminated for cause or resigns without good reason prior to the first anniversary of the date of such change in control.

With respect to the 2011 Stock Incentive Plan, the above discussion assumes that the outstanding awards are continued, assumed or replaced in connection with the change in control by the surviving or successor entity or its parent. If the awards are not continued, assumed or replaced, then the awards will be immediately fully vested on the change in control or, at the discretion of the Compensation Committee, such awards may be terminated and cashed out. In addition, under the 2011 Stock Incentive Plan, for purposes of these accelerated vesting provisions, any performance objectives for any performance measurement period that is in process at the time of the change in control are deemed to have been achieved at the greater of target or the level actually achieved through the change in control (with similar performance assumed achieved through the remainder of the performance period).

Under the 2002 Stock Incentive Plan, in the event of a proposed dissolution or liquidation of Jabil, all outstanding awards will terminate immediately before the consummation of such proposed action. The Board of Directors has sole discretion to declare that any option or SAR will terminate as of a date fixed by the Board of Directors and give grantees the right to exercise their options or SARs as to all or any part of the stock covered, including shares not otherwise exercisable.

In the event of a merger or the sale of substantially all of the assets of Jabil, each outstanding option and SAR under the 2002 Stock Incentive Plan will be assumed or an equivalent option and SAR will be substituted by the successor corporation, unless otherwise determined by the Board of Directors in its discretion. If such successor refuses to assume or provide a substitute for the outstanding options or SARs, the exercisability and termination of all or some outstanding and unexercisable options and SARs will be accelerated, unless otherwise determined by the Board of Directors in its discretion.

In the event of the acquisition by any person other than Jabil of 50% or more of Jabil’s then outstanding securities, unless otherwise determined by the Board of Directors in its discretion, all outstanding options and SARs under the 2002 Stock Incentive Plan which are vested and exercisable will be terminated in exchange for a cash payment.

A summary of potential payments upon termination or a change in control for NEOs is set forth in “Potential Payments upon Termination or a Change in Control.”

Non-Qualified Deferred Compensation. U.S. officers may participate in a non-qualified deferred compensation program to voluntarily elect to defer up to 75% of salary and up to 100% of annual cash bonus. Participant deferrals are credited by book entry to the participant’s deferral contribution account. Jabil does not make, and is not required to make, any matching contributions to this program. Jabil may, however, decide to make discretionary contributions to the program to restore any 401(k) match a participant lost due to participation in this program. Officers meeting certain criteria may also voluntarily defer receipt of compensation upon vesting of RSUs.

Deferral accounts under the plan are paid out upon the participant’s termination of employment, death, or disability, or upon a determination by Jabil that a participant has suffered a financial hardship, or, if timely elected by the participant, during April of any year designated by the participant beginning with the fourth calendar year after a participant’s initial deferral election with respect to a particular deferral account. More information is shown in the Non-Qualified Deferred Compensation in Fiscal Year 2016 table.

Recovery of Executive Compensation. Certain of our equity award agreements contain provisions that permit Jabil to recoup the awards if the recipient breaches certain covenants or obligations under the agreement. Jabil has also established a policy to recover certain performance-based compensation paid to our executive officers under certain circumstances in the event we report certain inaccurate financial results. The clawback policy provides that an executive officer’s performance-based incentive compensation (including equity awards) may be recovered if there is a restatement of the Company’s materially inaccurate financial results and the executive officer engaged in fraud or illegal conduct which materially contributed to the inaccurate financial results.

Insider Trading Policy. Our insider trading policy prohibits directors, employees and certain family members from purchasing or selling any type of security, whether issued by us or another company, while aware of material non-public information relating to the issuer or from providing such material non-public information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, is restricted to certain quarterly

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trading windows. While we do not have a policy that specifically prohibits executive officers from hedging the economic risk of stock ownership in Jabil stock, we discourage our executive officers from entering into certain types of hedges with respect to Jabil securities. In addition, federal securities laws prohibit the executive officers from selling “short” our stock.

Executive Share Ownership Requirements. Jabil has minimum share ownership requirements for Jabil’s executive officers. The executive officers are expected to own a minimum dollar value of shares equal to a multiple of their respective base salaries, as follows:

Categories	Multiple of Salary
Chief Executive Officer	5x
President, Chief Operating Officer, and Chief Financial Officer	3x
Other Executive Officers	1x

Shares to be counted toward these requirements include shares deemed to be beneficially owned under federal securities laws (which includes shares under vested SARs with an exercise price less than the market price on the date of determination) and unvested time-based restricted stock and RSUs. The share ownership requirements are expected to be met within five years of becoming an executive officer. During the five-year period, executive officers generally are required to retain 50% of after-tax shares until ownership requirements have been met. If requirements have not been met during the period, or if an executive officer falls below the ownership requirements after the five-year period, then 100% of after-tax shares generally are to be retained until requirements are met. Stock ownership is reviewed by the Compensation Committee at each January annual meeting of stockholders, and the calculation for ownership value is the number of shares owned by the executive on the first trading day of January multiplied by Jabil’s average stock price for the preceding two months. All those who were executive officers as of the January 2016 Annual Meeting of Stockholders were in compliance with the share ownership requirements.

Tax Deductibility of NEO Compensation. Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation paid in any year to NEOs serving at fiscal year-end (excluding our principal financial officer) in excess of $1 million unless it qualifies as “performance-based.” In evaluating whether to structure executive compensation components as qualified performance-based compensation and thus, tax deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee balances the net cost to Jabil, the market for executive talent and the need to retain and motivate its NEOs. Performance-based awards granted to executive officers that may be covered under Section 162(m) are generally structured to be fully deductible. The Compensation Committee believes, however, that it is important to preserve flexibility in administering compensation programs so as to promote corporate goals. Accordingly, the Compensation Committee from time to time has approved elements of compensation that were consistent with the objectives of the executive compensation program, but that may not be fully deductible. Time-based RSU awards do not qualify as performance-based compensation under Section 162(m) and therefore, in some cases, have resulted in compensation to certain executives that is not fully tax deductible by Jabil.

Accounting for Share-Based Compensation. Before we grant share-based compensation awards, or modify previously granted awards, we consider the accounting impact of the proposed award or modification.

Say-On-Pay Advisory Vote on Executive Compensation. We provided stockholders with a “say-on-pay” advisory vote on executive compensation during the Annual Meeting of Stockholders, held in January 2016. More than 98% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs as disclosed in the proxy statement distributed in connection with that annual meeting. The Compensation Committee evaluated the results of the say-on-pay vote and in light of the substantial support for our executive compensation program, it did not make any significant changes to the executive compensation program and policies for fiscal year 2016 compensation based on the stockholder voting results. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the NEOs.

NEO Fiscal Year 2016 Compensation

ANNUAL COMPENSATION

In fiscal year 2016, NEO salaries were increased by an average of 5.0%. The salary adjustments were made based upon a comprehensive review of Jabil’s NEO compensation competitiveness relative to the peer group and compensation survey data. The target annual cash incentive percentages vary depending on the executive’s responsibilities and market data

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considerations, and we believe they demonstrate Jabil’s emphasis on at-risk compensation. Because target annual cash incentives are set as a percentage of salary, the increases in salary have the effect of increasing the dollar value of target annual incentives. The table below compares the fiscal year 2015 and 2016 salary and annual cash incentive compensation structures.

	Fiscal Year 2015	Fiscal Year 2016	% Salary	Fiscal Year 2015 Target	Fiscal Year 2016 Target
NEO	Salary	Salary	Increase	Annual Incentive	Annual Incentive
				(as a % of salary)	(as a % of salary)
Mondello	$1,050,000	$1,100,000	4.8%	150%	150%
Alexander	$670,000	$700,000	4.5%	120%	120%
Muir	$670,000	$700,000	4.5%	120%	120%
Peters	$670,000	$700,000	4.5%	120%	120%
Parimbelli(1)	$416,618	$444,392	6.7%	90%	100%

(1) Paid in euros and converted to U.S. dollars using an exchange rate of one euro per 1.11098 U.S. dollar.

NEO Annual Cash Incentives

Definitions for Annual Cash Incentive Metric. The Compensation Committee defined the metrics for the annual cash incentives at the time compensation was set at the beginning of fiscal year 2016. The following definitions were used for the corporate metrics:

•	Corporate Adjusted NCOI (CANCOI): Operating income as calculated under U.S. generally accepted accounting principles (“GAAP”) before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges under Board approved plans and goodwill impairment charges. This metric excludes the impact of any income or expense associated with acquisition activity and divestitures or joint ventures which income or expense is not related or connected to, and does not arise from, acquisitions that close on or before November 30, 2015.
•	Corporate Adjusted ROIC (CAROIC): The summation of the quarterly net core return on invested capital divided by four. Net core return on invested capital is defined as core operating income (as defined above), net of tax plus the tax effect of interest expense divided by the average total debt and stockholder’s equity balances less the average cash and cash equivalent balance. This metric excludes the impact of any income or expense associated with acquisition activity and divestitures or joint ventures which income or expense is not related or connected to, and does not arise from, acquisitions that close on or before November 30, 2015.

Mr. Peters also has metrics associated with our Green Point division and Mr. Parimbelli also has metrics associated with our Enterprise and Infrastructure division, with the following definitions used when the Compensation Committee established each of their annual cash incentive performance metrics associated with the respective division:

•	Division NCOI: Operating income as calculated under GAAP before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges under Board approved plans and goodwill impairment charges. There is a corporate allocation applied and this metric excludes the impact of any income or expense associated with acquisition activity and divestitures or joint ventures which income or expense is not related or connected to, and does not arise from, acquisitions that close on or before November 30, 2015.
•	Division Net Core ROIC: [NCOI (as defined above) of the division x (1-tax rate)] / ROIC Total Net Assets; this metric covers the entire fiscal year (the sum of the quarterly metric divided by four); ROIC Total Net Assets = Working Capital + Fixed Assets + Goodwill & Intangibles. There is a corporate allocation applied and this metric excludes the impact of any income or expense associated with acquisition activity and divestitures or joint ventures which income or expense is not related or connected to, and does not arise from, acquisitions that close on or before November 30, 2015.

Selection and Weighting of Performance Measures. Each year, the Compensation Committee selects the metrics to be used to measure NEO performance. For fiscal year 2016, the Compensation Committee evaluated the performance of each of the NEOs using CANCOI and CAROIC. All of our NEOs have corporate metrics, and Mr. Peters and Mr. Parimbelli also have divisional metrics, as Mr. Peters is the leader of our Green Point division and Mr. Parimbelli is the leader of our Enterprise and Infrastructure division.

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	CORPORATE METRICS		DIVISION METRICS
	CANCOI	CAROIC	NCOI	ROIC
Mondello	70%	30%	-	-
Alexander	70%	30%	-	-
Muir	70%	30%	-	-
Peters	25%	-	50%	25%
Parimbelli	25%	-	50%	25%

Determination of Incentive Goals and Objectives. The Compensation Committee set the CANCOI and CAROIC goals and related performance levels for fiscal year 2016 early in the fiscal year. The financial performance metrics were selected from those authorized in the Short-Term Incentive Plan. The Compensation Committee then determined how the actual achievement of the financial performance metrics would translate into the calculation of each NEO’s fiscal year 2016 cash incentives. The Compensation Committee chose performance goals that it believed were challenging.

The annual targets for performance reflect the Company’s confidential financial operating plan. The financial operating plan is reviewed and approved by the Board of Directors. When establishing the financial operating plan, management and the Board consider the historical performance of the Company, external elements such as economic conditions and competitive factors, Company capabilities, performance objectives, as well as the Company’s strategic plan.

The following table shows the percentages established by the Compensation Committee and used to calculate each NEO’s fiscal year 2016 annual cash incentive payout based on the potential achievement for the corporate financial performance metric applicable to all of the NEOs. Performance below the threshold for the metric results in no payout and maximum payout is capped at 200%. To simplify the presentation, certain intermediate performance levels are not shown; however, payouts were determined by linear interpolation when financial performance occurred between data points in the performance/payout schedules.

Corporate Financial Performance Goals

METRIC	THRESHOLD	TARGET	MAXIMUM
CANCOI ($ millions)	$690	$795 - $825	$930
Percentage of Target Payout	20%	100%	200%
CAROIC	15.5%	17.9%	20.3%
Percentage of Target Payout	25%	100%	200%

A portion of Mr. Peters’ and Mr. Parimbelli’s annual cash incentives are tied to the financial performance of Jabil’s Green Point and Enterprise and Infrastructure divisions, respectively. We do not treat our Green Point or Enterprise and Infrastructure divisions as separate segments for financial reporting purposes and we believe that to disclose such details here could competitively harm us and several of our key customers. Three levels of performance were established for 2016, with the levels structured to be moderately challenging (threshold level, or 80-90% of the operating plan amounts), challenging (target level, or 100% of the operating plan amounts) and significantly challenging (maximum level, or 110-120% of the operating plan amounts) to achieve.

Actual Cash Incentive Achievement. The actual achievement attained for the short-term incentives with corporate metrics for each of our NEOs was below the threshold level of performance and so there was no payout of annual cash incentives based on CANCOI and CAROIC.

	CORPORATE METRICS
	CANCOI		CAROIC
PERFORMANCE LEVEL ATTAINED	Achieved performance of $670 million		Achieved performance of 14.9%
	% of Achievement	Weighting as % of Bonus Target	% of Achievement	Weighting as % of Bonus Target
Mondello	0%	70%	0%	30%
Alexander	0%	70%	0%	30%
Muir	0%	70%	0%	30%

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Peters	0%	25%	-	-
Parimbelli	0%	25%	-	-

Actual division net core operating income performance for the Enterprise and Infrastructure division in 2016 was $209 million and for division net core ROIC was 24.0%. The division net core operating income component of Mr. Parimbelli’s incentive funded at 100% of target and the division net core ROIC component funded at 125%. In aggregate, including the portion of his target incentive based upon CANCOI performance (which funded at 0%), Mr. Parimbelli earned 81% of his target incentive.

Mr. Peters did not earn any portion of his annual incentive award associated with Green Point performance as that division performed below the threshold levels of performance for each performance goal.

NEO Long-Term Incentives

Actual Performance Results for Prior Long-Term Incentive Awards

In prior fiscal years, Jabil made several long-term, performance-based incentive awards that had performance measurement periods ending on August 31, 2016. The long-term equity awards granted in fiscal year 2012 and fiscal year 2013 with performance goals of cumulative core EPS had their third and second measurement periods, respectively, ending on August 31, 2016. In addition, the long-term equity awards granted in fiscal year 2014 had a performance goal of cumulative core EPS over the two-year performance period ending August 31, 2016. The specific quantitative performance goals for each of these long-term awards were previously disclosed by Jabil in its proxy statement covering the fiscal year the grant was made for the respective award. For all of these awards, actual performance was below the threshold goal, resulting in no vesting for the performance measurement periods ending on August 31, 2016. The following summarizes the quantitative performance goals for each of these long-term awards:

	Award	Performance	Performance	Cumulative Core EPS
Grant Date	Type	Goal	Period	Threshold	Target	Maximum
10/20/2011	Performance-Based RSU	Cumulative Core EPS	FY12 - FY16	$12.06	$15.26	$15.26
10/16/2012	Performance-Based RSU	Cumulative Core EPS	FY13 - FY17	$9.92	$12.06	$12.06
10/17/2013	Performance-Based RSU	Cumulative Core EPS	FY14 - FY16	$4.63	$5.61	$6.29

Definitions for Long-Term Incentive Metrics Granted in Fiscal Year 2016

The following definitions were used for determining long-term, performance-based incentive compensation for awards made during fiscal year 2016:

•	Cumulative core EPS is the sum of the adjusted core EPS during the three-year performance period beginning September 1, 2015 and ending on August 31, 2018.
•	Adjusted core EPS is GAAP net income before amortization of intangibles, stock-based compensation expense and related charges and goodwill impairment charges, net of tax and deferred tax valuation allowance charges that result from the write-off of goodwill and impairment charges, divided by the weighted average number of outstanding shares determined in accordance with GAAP.
•	Total shareholder return (“TSR”) is the percentage rate of return from the beginning stock price (as defined below) to the closing stock price (as defined below) of Jabil’s common stock and the common stock of each relevant company in the S&P Supercomposite Technology Hardware and Equipment Index, as applicable, assuming reinvestment of all dividends and other distributions paid during the performance period. For purposes of the preceding sentence, the beginning stock price means the average stock price for the 90-day period ending 60 days after the first day of the performance period. The closing stock price means the average stock price for the 90-day period ending 30 days after the last day of the performance period.

Long-Term Compensation

For fiscal year 2016, the Compensation Committee granted the NEOs performance-based RSU awards and time-based RSU awards, with the potential to achieve the most value placed on the performance-based grant. Each NEO received a number of performance-based RSU awards that were based on an EPS metric and a number of performance-based RSU awards that were based on the Relative TSR metric. The Compensation Committee granted RSUs with accumulated dividend equivalents, which allow for a cash payment upon vesting of the same amount that would have been paid in dividends during the vesting period (without interest).

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Performance-Based Equity Awards. These awards are at-risk and variable. Each NEO received an award of RSUs with vesting based on the achievement of cumulative core EPS during the performance period starting in fiscal year 2016 and ending in fiscal year 2018. In addition, each NEO received an award of RSUs with vesting based on the achievement of Relative TSR during the performance period starting in fiscal year 2016 and ending in fiscal year 2018. The Compensation Committee believes that measuring performance against a multi-year measurement of cumulative core EPS aligns the NEOs’ compensation with stockholders’ interests over a longer term horizon, which alignment with stockholders’ interests is further enhanced by granting an additional award measuring performance against a multi-year measurement based on Relative TSR.

The awards contain a threshold performance level that must be achieved in order for any performance-based RSUs to vest. The achievement of the applicable performance goal (cumulative core EPS or Relative TSR) at the end of the three-year period determines the corresponding number of RSUs that will vest. With respect to the cumulative core EPS performance goal, the vesting is 20% at threshold performance, 100% at target performance and 150% at maximum performance. With respect to the Relative TSR performance goal, the vesting is 0% at threshold performance, 100% at target performance and 200% at maximum performance.

Performance results between a threshold level and target level or between a target level and maximum level are determined by means of interpolation. Performance-based RSUs were granted at the start of fiscal year 2016 and determination of vesting will occur following the close of fiscal year 2018. Three-year goals are established by the Compensation Committee based upon the Company’s long-term financial plan, reviews of analyst expectations and historical financial performance. Target levels are intended to be “stretch” goals, requiring significant growth in the Company’s cumulative core EPS, or Relative TSR, over the three-year performance period in order to pay out at or above target.

For additional information relating to the terms and conditions of our performance-based awards, see the notes to the Grants of Plan-Based Awards in Fiscal Year 2016 table.

Time-Based Awards. The time-based awards made to the NEOs for fiscal year 2016 vest at the rate of 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant, and the remaining 40% on the third anniversary of the date of grant. The Compensation Committee believes that providing time-based awards supports our guiding principle of competitiveness and promotes retention. The Compensation Committee chose the graduated vesting schedule to further the goal of retention, as the greatest percentage of shares vests in the third year after the grant. Additionally, time-based awards comprise a minority of the NEOs’ fiscal year 2016 long-term incentive award opportunity.

CEO Compensation for Fiscal Year 2016

At the time of Mark Mondello’s appointment as Chief Executive Officer in 2013, the Compensation Committee, with the input of SH&P, designed a compensation program for Mr. Mondello that was intended to raise target compensation up to median levels over a multi-year timeframe. CEO compensation increased in fiscal year 2016 as part of this planned process. Additionally, the Compensation Committee reviewed current market data as part of its regular annual review of CEO compensation, which includes both peer group and compensation survey data. This analysis showed that Mr. Mondello’s fiscal year 2016 salary was approximately 8% below the market median, target total cash compensation (salary plus target annual cash incentive) was approximately 9% below the market median and target total direct compensation (target total cash compensation plus the target value of long-term incentives granted) was 3% above the market median. Mr. Mondello does not receive any pension benefits, severance commitments, change in control excise tax gross-up commitments or perquisites. Additional items of CEO compensation are generally those available to all salaried U.S. employees (such as 401(k) matching contributions).

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COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Jabil under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Jabil specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on its review and discussion, the Compensation Committee has recommended to the Board and the Board has approved, that this Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting of Stockholders and incorporated by reference in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016.

By the Compensation Committee

David M. Stout, Chair

Martha F. Brooks

John C. Plant

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for fiscal year 2016, 2015 and 2014 except as indicated below. The NEOs are our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers based upon their total compensation during fiscal year 2016.

Name and Principal Position	Fiscal Year	Salary ($)(1)(6)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(6)	All Other Compensation ($)(5)	Total ($)
Mark T. Mondello Chief Executive Officer	2016	1,100,000	9,407,614	─	─	10,800	10,518,414
	2015	1,050,000	5,642,593	633,000	3,150,000	10,400	10,485,993
	2014	1,000,000	5,526,912	─	─	12,202	6,539,114
Forbes I. J. Alexander Chief Financial Officer	2016	700,000	2,826,524	─	─	10,800	3,537,324
	2015	670,000	1,779,108	411,450	1,608,000	10,400	4,478,958
	2014	635,000	1,922,529	─	─	10,400	2,567,929
William D. Muir, Jr. Chief Operating Officer	2016	700,000	2,826,524	─	─	10,800	3,537,324
	2015	670,000	1,956,982	474,750	1,608,000	11,037	4,720,769
	2014	640,000	2,276,151	─	─	11,770	2,927,921
William E. Peters President	2016	700,000	2,826,524	─	─	11,178	3,537,702
	2015	670,000	1,956,982	474,750	1,608,000	10,729	4,720,461
	2014	640,000	2,276,151	─	─	10,400	2,926,551
Alessandro Parimbelli Executive Vice President, Chief Executive Officer, Enterprise and Infrastructure	2016	444,392	1,963,998	─	361,069	477,501	3,246,959

(1)	The “Salary” column reflects the salaries for the fiscal year on an accrual basis, including any amount deferred under Jabil’s Executive Deferred Compensation Plan. See “Non-Qualified Deferred Compensation in Fiscal Year 2016.”
(2)	The “Stock Awards” column contains both performance-based and time-based RSU awards and assumes a target level of achievement for the performance-based awards. Amounts reflect the aggregate grant date fair value of the awards pursuant to ASC 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016.

For the performance-based RSUs in this column, assuming that the highest level of performance conditions will be achieved (EPS at 150% maximum and TSR at 200% maximum) the grant date fair value for each NEO would be as follows:

Name	Fiscal Year	Maximum Value ($)
Mondello	2016	11,830,917
	2015	5,642,686
	2014	5,527,023
Alexander	2016	3,554,606
	2015	1,779,200
	2014	1,922,529
Muir	2016	3,554,606
	2015	1,956,982
	2014	2,276,261
Peters	2016	3,554,606
	2015	1,956,982
	2014	2,276,261
Parimbelli	2016	2,469,904

See the Grants of Plan-Based Awards in Fiscal Year 2016 table and the “Compensation Discussion and Analysis” for information with respect to RSU awards made in fiscal year 2016 and the Outstanding Equity Awards at 2016 Fiscal Year End table with respect to RSU awards made prior to fiscal year 2016. Amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the NEOs.

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(3)	Amounts shown under the "Option Awards" column reflect the grant date fair value of the SARs pursuant to ASC 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. The SARs vested at 100% on the grant date so there will be no forfeitures related to service-based vesting conditions. The grant date fair value of the awards was calculated using a Monte Carlo simulation model.
(4)	Amounts shown under the “Non-Equity Incentive Plan Compensation” column represent annual incentive award amounts under our Short-Term Incentive Plan for services performed in each fiscal year including any amount deferred under Jabil’s Executive Deferred Compensation Plan. For additional information about our Short-Term Incentive Plan and these payouts see “Compensation Discussion and Analysis”, “Non-Qualified Deferred Compensation in Fiscal Year 2016” and the Grants of Plan-Based Awards in Fiscal Year 2016 table.
(5)	The amounts for Messrs. Mondello, Alexander and Muir represent $10,800 in Company contributions under Jabil’s 401(k) Plan. The amount for Mr. Peters represents $10,800 in Company contributions under Jabil’s 401(k) Plan and $378 for a physical exam. The amount for Mr. Parimbelli represents $474,151 for tax equalization payments to income earned while on business trips to the U.S. and $3,350 for tax preparation services.
(6)	With respect to Mr. Parimbelli, these amounts were paid in euros and converted to U.S. dollars using an exchange rate of one euro per 1.11098 U.S. dollar

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2016

The following table provides information about cash and equity incentive compensation awarded to our NEOs in fiscal year 2016, including: (i) the grant date of awards; (ii) the range of possible cash payouts under our Short-Term Incentive Plan for fiscal year 2016 performance for achievement of pre-specified levels of performance (over the performance period as described in the “Compensation Discussion and Analysis” section of this Proxy Statement); (iii) the range of shares that may be earned under our performance-based RSU awards for achievement of pre-specified levels of performance (over the performance period as described in the “Compensation Discussion and Analysis” section of this Proxy Statement); (iv) the number of time-based RSUs granted (which are included in the “All Other Stock Awards: Number of Shares of Stock or Units” column); (v) the number and exercise price of market-based RSUs granted; and (vi) the grant date fair value of performance-based RSUs, time-based RSUs, and SARs computed under ASC 718.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Type (3)	Threshold (#)	Target (#)	Maximum (#)
Mondello	10/14/2015	354,750	1,650,000	3,300,000	─	─	─	─	─	─
	10/14/2015	─	─	─	EPS	24,410	122,050	183,075	─	2,793,725
	10/14/2015	─	─	─	TSR	1	122,050	244,100	─	3,820,165
	10/14/2015	─	─	─	TBRS	─	─	─	122,050	2,793,725
Alexander	10/14/2015	180,600	840,000	1,680,000	─	─	─	─	─	─
	10/14/2015	─	─	─	EPS	7,334	36,670	55,005	─	839,376
	10/14/2015	─	─	─	TSR	1	36,670	73,340	─	1,147,771
	10/14/2015	─	─	─	TBRS	─	─	─	36,670	839,376
Muir	10/14/2015	180,600	840,000	1,680,000	─	─	─	─	─
	10/14/2015	─	─	─	EPS	7,334	36,670	55,005	─	839,376
	10/14/2015	─	─	─	TSR	1	36,670	73,340	─	1,147,771
	10/14/2015	─	─	─	TBRS	─	─	─	36,670	839,376
Peters	10/14/2015	178,500	840,000	1,680,000		─	─	─	─	─
	10/14/2015	─	─	─	EPS	7,334	36,670	55,005	─	839,376
	10/14/2015	─	─	─	TSR	1	36,670	73,340	─	1,147,771
	10/14/2015	─	─	─	TBRS	─	─	─	36,670	839,376
Parimbelli	10/14/2015	94,433	444,392	888,784	─	─	─	─	─	─
	10/14/2015	─	─	─	EPS	5,096	25,480	38,220	─	583,237
	10/14/2015	─	─	─	TSR	1	25,480	50,960	─	797,524
	10/14/2015	─	─	─	TBRS	─	─	─	25,480	583,237

(1)	The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column shows the range of possible cash payouts for the awards granted on October 14, 2015 under our Short-Term Incentive Plan for achievement of pre-specified levels of performance in fiscal year 2016. If performance is below threshold, then no amounts are paid. For additional information related to the annual cash incentive awards and long-term cash incentive awards, including performance goals, measures and weighting for the annual cash incentive awards, see “Compensation Discussion and Analysis.” For actual annual cash incentive award payout amounts for fiscal year 2016, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of performance-based RSUs granted under our 2011 Stock Incentive Plan in fiscal year 2016. For additional information related to the performance period, performance measures and targets, see “Compensation Discussion and Analysis”. During the performance period, the NEO will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an issued and outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion

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of “Compensation Discussion and Analysis” for treatment of dividends under RSU awards. See “Potential Payments Upon Termination or a Change in Control” and “Other Compensation Policies and Considerations” under the “Compensation Discussion and Analysis” for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.
(3)	The type of award refers to awards’ vesting criteria and related terms. “EPS” refers to performance-based RSU awards based on cumulative core EPS targets. “TSR” refers to performance-based RSU awards based on the Company’s total shareholder return relative to the total shareholder return of the companies in the S&P SupercompositeTechonology Hardware and Equipment Index. “TBRS” refers to time-based RSU awards.
(4)	The “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair value of the performance- and time-based RSUs granted to the NEOs in fiscal year 2016. The grant date fair value of the awards is determined under ASC 718 and represents the amount we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The fair value of each share underlying an EPS performance-based award for this purpose is equal to the closing price per share of a share of our common stock on the grant date, and assumes target-level achievement. The fair value of each share underlying a TSR performance-based award for this purpose is measured on the date of grant using a Monte Carlo valuation model, which utilizes multiple input variables to determine the probability of the Company achieving the specified market conditions, and assumes target-level achievement.

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

The following table provides information regarding outstanding unexercised SARs and unvested RSU awards held by each of our NEOs as of August 31, 2016. Each grant of SARs or unvested RSU awards is shown separately for each NEO. The vesting schedule for each award of SARs is shown following this table based on the grant date.

		SAR Awards (1)				Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5)
Mondello	10/26/2006	74,933	-	29.31	10/25/2016	-	-	-	-
	10/20/2011	-	-	-	-	-	-	22,368	473,978
	10/16/2012	-	-	-	-	-	-	27,360	579,758
	10/17/2013	-	-	-	-	33,404	707,831	33,406	707,873
	10/16/2014	80,000	-	18.49	10/16/2021	71,204	1,508,813	101,725	2,155,553
	10/14/2015	-	-	-	-	122,050	2,586,240	146,460	3,103,487
Alexander	10/26/2006	45,763	-	29.31	10/25/2016	-	-	-	-
	10/20/2011	-	-	-	-	-	-	16,140	342,007
	10/16/2012	-	-	-	-	-	-	13,618	288,565
	10/17/2013	-	-	-	-	11,620	246,228	11,620	246,228
	10/16/2014	65,000	-	18.49	10/16/2021	22,449	475,694	32,075	679,669
	10/14/2015	-	-	-	-	36,670	777,037	44,004	932,445
Muir	10/26/2006	36,128	-	29.31	10/25/2016	-	-	-	-
	10/24/2007	25,000	-	21.56	10/23/2017	-	-	-	-
	10/20/2011	-	-	-	-	-	-	16,843	356,903
	10/16/2012	-	-	-	-	-	-	14,228	301,491
	10/17/2013	-	-	-	-	13,756	291,490	13,758	291,532
	10/16/2014	75,000	-	18.49	10/16/2021	24,696	523,308	35,280	747,583
	10/14/2015		-	-	-	36,670	777,037	44,004	932,445
Peters	10/26/2006	36,128	-	29.31	10/25/2016	-	-	-	-
	10/24/2007	20,000	-	21.56	10/23/2017	-	-	-	-
	10/20/2011	-	-	-	-	-	-	12,282	260,256
	10/16/2012	-	-	-	-	-	-	10,224	216,647
	1/24/2013	-	-	-	-	-	-	4,004	84,845
	10/17/2013	-	-	-	-	13,756	291,490	13,758	291,532
	10/16/2014	75,000	-	18.49	10/16/2021	24,696	523,308	35,280	747,583
	10/14/2015	-	-	-	-	36,670	777,037	44,004	932,445
Parimbelli	10/26/2006	4,000	-	29.31	10/25/2016	-	-	-	-
	10/24/2007	10,000	-	21.56	10/23/2017	-	-	-	-
	10/20/2011	-	-	-	-	-	-	5,814	123,199
	10/16/2012	-	-	-	-	-	-	4,704	99,678
	10/17/2013	-	-	-	-	4,704	99,678	4,704	99,678
	10/16/2014	-	-	-	-	12,166	257,798	17,385	368,388
	10/14/2015	-	-	-	-	25,480	539,921	30,576	647,905

(1)	The exercise or base price for all grants is the closing price of a share of our common stock on the last trading day before the date of grant, in accordance with the terms of our equity incentive plans as in effect prior to October 25, 2007, except for SAR awards for fiscal year 2015. The base price for the SAR awards for fiscal year 2015 is the closing price of a share of our common stock on the date of grant, in accordance with the terms of our 2011 Stock Incentive Plan. All SARs are settled in shares of our common stock. In the event of termination of employment for any reason other than retirement, SARs may be exercised only to the extent they were vested on the date of termination. SARs expire 10 years from the date of grant, subject to earlier termination if the grantee’s employment terminates in certain circumstances. In the event of termination for any reason other than retirement, death or disability, SARs may be exercised during the 30-day period following termination. In the event of death or disability, SARs remain

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exercisable for a period of 12 months but in no event after the stated expiration date of the award. In the event of retirement, SARs remain exercisable for a specified period of time based upon the NEO’s age and/or years of service with Jabil. The following table details the vesting schedule for SAR grants based upon the grant date:

Grant Date	Vesting
10/11/2005, 10/25/2005, 10/26/2006	SARs vested at a rate of one-twelfth fifteen months after the grant date (on January 11, 2007, January 25, 2007 and January 26, 2008, respectively) with an additional one-twelfth vesting at the end of each three-month period thereafter, becoming fully vested after a 48-month period (on October 11, 2009, October 25, 2009 and October 26, 2010, respectively).
04/24/2007	SARs vested at a rate of one-twelfth fifteen months after the grant date (on July 24, 2008) with an additional one-twelfth vesting at the end of each three-month period thereafter, becoming fully vested after a 48-month period (on April 24, 2011).
10/24/2007	SARs vested at a rate of one-twelfth fifteen months after the grant date (on January 24, 2009) with an additional one-twelfth vesting at the end of each three-month period thereafter, becoming fully vested after a 48-month period (on October 24, 2011).
10/16/2014	SARs vested at 100% on the grant date.

(2)	These are grants of time-based RSUs and will cease being restricted at the rate of 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 40% on the third anniversary of the grant date. The NEO will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an issued and outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion of the “Compensation Discussion and Analysis” section for treatment of dividends under RSU awards. See the “Potential Payments Upon Termination or a Change in Control” section and the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.
(3)	The market value shown was determined by multiplying the number of shares of stock that have not vested by $21.19, the closing market price of Jabil common stock on August 31, 2016.
(4)	These amounts represent the number of shares of performance-based RSUs granted in fiscal year 2012, 2013, 2014, 2015 and 2016 and the market-based RSUs granted in fiscal 2016. The performance period for each is described in the “Compensation Discussion and Analysis.” For the performance-based RSUs granted in fiscal year 2012, 2013, 2014, 2015 and 2016, the number of shares and related values as of August 31, 2016 represent the award at threshold level given that performance through the end of the previous fiscal year has not exceeded the thresholds. For the market-based RSUs granted in fiscal 2016 the number of shares and related values as of August 31, 2016 represent the awards at target level given the level of performance through the end of the previous fiscal year exceeded the thresholds but not the targets. Actual results may cause our NEOs to earn more or fewer shares. During the performance period, the NEO will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an issued and outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion of the “Compensation Discussion and Analysis” section for treatment of dividends under RSU awards. See the “Potential Payments Upon Termination or a Change in Control” section and the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.
(5)	The market value shown was determined by multiplying the number of shares of unearned performance-based RSUs at the applicable level of performance described in footnote (4) by $21.19, the closing market price of Jabil common stock on August 31, 2016.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2016

Our NEOs acquired the following shares upon the exercise of options (including SARs) and vesting of stock awards during fiscal year 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mondello	0	0	82,520	1,910,957
Alexander	15,000	54,756	31,952	740,066
Muir	0	0	35,129	813,548
Peters	0	0	35,129	813,548
Parimbelli	0	0	13,446	311,453
(1)	The value realized upon the exercise of stock options and SARs is the difference between the exercise or base price and the market price of our common stock upon exercise for each option or SAR. The value realized was determined without considering any taxes that were owed upon exercise.
(2)	The value realized upon vesting is determined by multiplying the number of shares that vested by Jabil’s closing stock price per share on the day prior to the vesting date. The value realized was determined without considering any taxes that were owed upon vesting.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2016

In fiscal year 2016, we permitted NEOs to elect to defer a portion of salary and annual incentive awards under the Jabil Circuit, Inc. Executive Deferred Compensation Plan. The following table shows cash compensation that was deemed deferred by our NEOs, the aggregate earnings and aggregate withdrawals or distributions during fiscal year 2016, and the aggregate balance deemed as of August 31, 2016. For additional information on this plan, see the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section.

Name	NEO Contributions in Fiscal Year 2016 ($)	Registrant Contributions in Fiscal Year 2016 ($)	Aggregate Earnings in Fiscal Year 2016 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of August 31, 2016 ($)(1)
Mondello	-	-	-	-	-
Alexander	-	-	56,398	-	683,648
Muir	-	-	-	-	-
Peters	-	-	-	-	-
Parimbelli	-	-	-	-	-

(1)	Of the total reported in this column for Mr. Alexander, (a) $307,505 was reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal year 2011 and (b) $170,730 was reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal year 2012.

POTENTIAL PAYMENTS UPON TERMINATION
OR A CHANGE IN CONTROL

Jabil’s NEOs do not have employment or severance agreements. Accordingly, upon a termination with or without cause, or following a change in control or for any other reason, the only cash amounts the applicable NEO(s) receive are salary and bonus earned to the date of termination, unless Jabil decides at that time to voluntarily make some type of cash severance payment. The Compensation Committee may, in its discretion, award a bonus for the year of retirement, pro-rated for service through the date of retirement. The only other scenarios in which our NEOs may receive additional amounts are in connection with accelerated or continued vesting of outstanding equity awards following a change in control, retirement, death or disability.

In the event of a change in control, awards outstanding under the 2002 Stock Incentive Plan and the 2011 Stock Incentive Plan will accelerate on the first anniversary of the change in control if the NEO has remained an employee, consultant or non-employee director or, if earlier, on the date the grantee is terminated without cause or resigns for good reason. With respect to the 2011 Stock Incentive Plan, the preceding discussion assumes that the outstanding awards are continued, assumed or replaced in connection with the change in control by the surviving or successor entity or its parent. If the awards are not

57

continued, assumed or replaced, then the awards will be immediately fully vested on the change in control or, at the discretion of the Compensation Committee, such awards may be terminated and cashed out. These provisions are more fully discussed in “Compensation Discussion and Analysis – Change in Control Arrangements” above.

In general, upon termination of employment, all unvested RSUs are forfeited unless (i) there is a change in control, or (ii) in the case of RSUs, the NEO is retirement-eligible, dies or becomes disabled. Awards that contain retirement, death or disability provisions may vest in whole or in part as discussed in the “Compensation Discussion and Analysis – Other Compensation Policies and Considerations” above.

The following table sets forth the additional amounts that could have been payable or realizable by Jabil and realized by each NEO if termination of his employment were to have occurred as of August 31, 2016 for these scenarios. Amounts payable or realizable upon termination due to a change in control would be payable in a lump sum payment. The value upon continued vesting of equity awards (which would occur upon termination due to retirement, termination due to death and termination due to disability) would be realizable upon the respective vesting dates.

All NEOs	Termination Due to Change in Control ($)		Termination Due to Retirement ($)		Termination Due to Death ($)		Termination Due to Disability ($)
Equity	All unvested equity grants would be accelerated, resulting in these values:		Unvested performance-based and time-based RSUs would continue to vest, resulting in these values:		Unvested performance-based and time-based RSUs would vest immediately, resulting in these values:		Unvested time-based RSUs would vest immediately and unvested performance–based RSUs would continue to vest, resulting in these values:
	Mondello	29,605,926	Mondello	8,726,053	Mondello	5,018,403	Mondello	7,892,473
	Alexander	10,868,648	Alexander	3,052,557	Alexander	1,563,713	Alexander	2,469,938
	Muir	11,644,117	Muir	0	Muir	1,656,588	Muir	2,653,366
	Peters	11,160,858	Peters	2,970,446	Peters	1,656,588	Peters	2,653,366
	Parimbelli	5,484,226	Parimbelli	1,553,185	Parimbelli	942,390	Parimbelli	1,433,574

The values above represent achievement of the maximum amount that could be realized at the market closing price on August 31, 2016. The only equity grants that were unvested at August 31, 2016 are RSU grants as all options and SARs have vested as of August 31, 2016.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides a summary of our compensation plans under which equity securities of Jabil were authorized for issuance as of August 31, 2016:

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders:
2002 Stock Incentive Plan	2,092,566(3)	$26.49	N/A
2011 Stock Award and Incentive Plan	325,000	$18.49	4,898,739
2011 Employee Stock Purchase Plan	N/A	N/A	1,012,777
Restricted Stock Unit Awards	14,777,178(4)	N/A	N/A
TOTAL	17,194,744		5,911,516
Equity Compensation Plans Not Approved by Security Holders:
	─	─	─

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of RSUs, which are not options, warrants or rights and have no exercise price.
(2)	All of the shares available for future issuance under the 2011 Stock Incentive Plan may be issued in connection with options, rights, restricted stock or other stock-based awards.
(3)	Amount reflects the number of shares of securities to be issued upon exercise of outstanding options, warrants and rights.
(4)	Amount reflects the number of shares issuable upon vesting of RSUs granted under the 2011 Stock Incentive Plan, which represents the maximum number of shares that can vest based on the achievement of certain performance criteria.

OTHER PROCEDURAL MATTERS

Jabil knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as Jabil may recommend. Jabil’s Annual Report on Form 10-K, as filed by Jabil with the SEC (excluding exhibits), is a portion of the Annual Report that is being made available, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material.

THE BOARD OF DIRECTORS

St. Petersburg, Florida

December 9, 2016

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APPENDIX A

PROPOSED REVISIONS SUBJECT TO STOCKHOLDERS APPROVAL ARE MARKED, WITH THE NEW LANGUAGE APPEARING AS SHADED.

JABIL CIRCUIT, INC.
2011 STOCK AWARD AND INCENTIVE PLAN,

AS AMENDED AND RESTATED

1.	Purposes of the Plan. The purposes of this Stock Award and Incentive Plan are to help the Company and its Subsidiaries attract and retain personnel for positions of substantial responsibility, to provide for incentive awards that appropriately reward achievement of Company and business-unit goals, and to promote the success of the Company’s business.

2.	Definitions. As used herein, the following definitions shall apply:

a)	“Administrator” means the Board or any Committee or person(s) as shall be administering the Plan, in accordance with Section 4 of the Plan.

b)	“Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax, securities, contract and other laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted, all as amended through the applicable date. The term “Applicable Law” includes laws and regulations that are not mandatory but compliance with which confers benefits on the Company or Grantees (e.g., Code Sections 162(m), 409A, and 422, and Exchange Act Rule 16b-3), where such compliance is intended under the Plan.

c)	“Award” means an Option, Stock Appreciation Right, Stock Award, Cash-Based Award, or Other Stock-Based Award granted under the Plan.

d)	“Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Administrator.

e)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

f)	“Board” means the Board of Directors of the Company.

g)	“Cash-Based Award” means an Award granted under Section 9 of the Plan.

h)	“Cause” means, unless otherwise provided in an Award Agreement:

i)	A Grantee’s conviction of a crime involving fraud or dishonesty; or

ii)	A Grantee’s continued willful or reckless material misconduct in the performance of the Grantee’s duties after receipt of written notice from the Company concerning such misconduct, provided, however, that for purposes of this Section 2.h)ii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled).

i)	“Change in Control” means the happening of any of the following after the Plan has become effective, unless otherwise provided in an Award Agreement:

i)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company or one of its Subsidiaries, provided, for the avoidance of doubt, that the sale of a Subsidiary shall not constitute a Change in Control if the Subsidiary does not represent substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole;

ii)	the adoption of a plan relating to the Company’s liquidation or dissolution, with all material contingencies satisfied or waived, and the taking of a substantial step to implement such liquidation or dissolution;

iii)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

A-1

iv)	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of the Company outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or

v)	the first day on which a majority of the members of the Board are not Continuing Directors. “Continuing Director” means, as of any date of determination with respect to any Award, any member of the Board who (1) was a member of the Board on the Date of Grant of such Award; or (2) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

j)	“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation includes regulations, proposed regulations and applicable guidance thereunder.

k)	“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

l)	“Common Stock” means the Common Stock, $.001 par value, of the Company.

m)	“Company” means Jabil Circuit, Inc., a Delaware corporation.

n)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, excluding an Employee and Director performing services in his or her capacity as such.

o)	“Continuous Status as an Employee or Consultant or Non-Employee Director” means, unless otherwise provided in an Award Agreement, that the employment or service or consulting relationship is not interrupted or terminated in any way (whether by the Company, any Parent or Subsidiary, or by the Grantee). Unless otherwise provided in an Award Agreement, Continuous Status as an Employee or Consultant or Non-Employee Director shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or Non-Employee Director, or from Consultant to Employee or Non-Employee Director, or from Non-Employee Director to Employee or Consultant (subject to Section 21 and other applicable requirements of Code Section 409A).

p)	“Covered Shares” means the Common Stock subject to an Award, including the gross number of shares underlying an Option or Stock Appreciation Right or Restricted Stock Unit Award.

q)	“Date of Grant” means the date specified by the Administrator on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Administrator makes the final determination granting the Award.

r)	“Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates, unless otherwise specified in an Award Agreement (subject to Section 21 and other applicable requirements of Code Section 409A).

s)	“Director” means a member of the Board.

t)	“Disability” means, unless otherwise provided in an Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

u)	“Dividend Equivalent” means a right to receive a payment equal to the amount of cash dividends and value of other distributions that would have been payable on Covered Shares during a period of time had such Covered Shares been issued to the Grantee during such period of time.

v)	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

w)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or regulation includes regulations and applicable guidance thereunder.

x)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i)	If the Common Stock is listed on any established stock exchange and readily tradable on such market, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock in consolidated trading in such listed securities on the day of determination (or, if no closing sales price for such day is reported, on the latest previous trading day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

ii)	In the absence of an established market for the Common Stock or ready tradability in such market, the Administrator shall determine Fair Market Value on a reasonable basis using a method that complies with Code Section 409A.

y)	“Good Reason” means, unless otherwise provided by an Award Agreement:

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i)	The assignment to the Grantee of any duties adverse to the Grantee and materially inconsistent with the Grantee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith;

ii)	Any material reduction in compensation; or

iii)	Change in location of office of more than 35 miles without prior consent of the Grantee;

provided, however, that the Grantee’s resignation will not constitute a resignation for Good Reason unless the Grantee first provides written notice to the Company of the existence of the Good Reason within 90 days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than 30 days following such written notice of the Good Reason from the Grantee to the Company, and the effective date of the Grantee’s resignation is within one year following the effective date of the occurrence of the Good Reason.

z)	“Grantee” means an individual who has been granted an Award.

aa)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

bb)	“Non-Employee Director” means a Director who is not an Employee.

cc)	“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

dd)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

ee)	“Option” means an option to purchase Shares granted under Section 6 of the Plan.

ff)	“Option Price” means the purchase price payable upon the exercise of an Option.

gg)	“Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

hh)	“Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

ii)	“Plan” means this 2011 Stock Award and Incentive Plan, as amended and restated, and as further amended from time to time.

jj)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

kk)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

ll)	“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right.

mm)	“Stock Appreciation Right” or “SAR” means a right granted under Section 7 of the Plan.

nn)	“Stock Award” means Restricted Stock or Restricted Stock Units granted to a Grantee under Section 8 of the Plan.

oo)	“Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary

3.	Stock Subject to the Plan.

a)	Reserved Shares. Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares reserved for issuance under the Plan is 23,300,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. The Shares issued by the Company hereunder may be, at the Company’s option, either (i) evidenced by a certificate registered in the name of the Grantee, or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. If an Award expires or becomes unexercisable without having been exercised in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). If any portion of an outstanding award that was granted under the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “2002 Plan”) for any reason expires or is terminated or canceled or forfeited on or after the date of termination of the 2002 Plan, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such 2002 Plan award shall be available for issuance under the Plan. Notwithstanding the preceding two sentences, Shares from an Award granted under the Plan or the 2002 Plan that are withheld in payment of the exercise price or taxes, and Shares subject to a Stock Appreciation Right not delivered upon exercise shall be deemed to be delivered for purposes of the Plan and therefore will not be deemed to remain or to become available under the Plan.

b)	Incentive Stock Option Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 8,850,000 Shares, subject to adjustment as provided in Section 13 of the Plan.

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c)	Maximum Fiscal Year Award. No Grantee may be granted Awards relating to more than 3,000,000 Covered Shares in any one fiscal year of the Company, subject to adjustment as provided in Section 13 of the Plan. In addition, the maximum amount that a Grantee may earn by satisfaction of performance goals under cash-denominated Awards during any one fiscal year of the Company is $45,000,000. For this purpose, the fiscal year in which a performance goal is met is the year in which this limitation applies, regardless of any continuing service-based vesting or other conditions relating to settlement of the Award.

4.	Administration of the Plan.

a)	Procedure.

i)	Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants. Except as provided below, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board and constituted to satisfy Applicable Law.

ii)	Rule 16b-3. To the extent the Board or the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

iii)	Section 162(m) of the Code. To the extent the Board or the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

iv)	Authorization of Officers to Grant Options. In accordance with and to the extent permitted by Applicable Law, the Board may, by a resolution adopted by the Board, authorize one or more Officers to designate Employees (excluding Officers) to be Grantees of Awards and determine the number of Covered Shares to be granted to such Employees; provided, however, that the resolution adopted by the Board so authorizing such Officer or Officers shall specify the total number of Covered Shares such Officer or Officers may so grant and other terms as required by Delaware General Corporation Law Section 157(c) and other Applicable Law.

v)	Ministerial Actions. Officers are authorized to perform all ministerial functions under the Plan relating to all Grantees. “Ministerial functions” do not include granting Awards and do not include modifying Awards or taking other actions that materially increase benefits to a Grantee or result in material additional cost to the Company. Notwithstanding anything to the contrary in the preceding sentence, “ministerial functions” do include determining not to effect an Award and cancelling an Award to an individual who fails to satisfy the eligibility criteria established under the Plan or by the Administrator, or its delegate, for such Award at the time of grant. Prior to the payment of a performance-based Award to a Grantee who is not an "officer" of the Company for purposes of Section 16 of the Exchange Act, the written certification that the performance goal(s) applicable to such Award was met may be made by such Grantee's divisional Executive Vice President or Chief Executive Officer, by the Chief Operating Officer of the Company or by the President of the Company, and such officer may, in his or her discretion, reduce the amount of compensation otherwise to be paid or earned in connection with such Award granted on or after September 1, 2013, notwithstanding the achievement of any performance goal and notwithstanding Section 15.c) or any other contrary provision of the Plan; provided, no such reduction may be made after a Change in Control.

b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or an Officer, subject to the specific duties delegated by the Board to such Committee or Officer, the Administrator shall have the authority, in its discretion:

i)	to determine the Fair Market Value of the Common Stock;

ii)	to select the Consultants and Employees and Non-Employee Directors to whom Awards will be granted under the Plan;

iii)	to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

iv)	to determine the number of Covered Shares with respect to each Award granted under the Plan;

v)	to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the Option Price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Covered Shares relating thereto, based in each case on such factors as the Administrator shall determine;

vii)	to construe and interpret the terms of the Plan and Awards;

viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

ix)	to modify or amend each Award (subject to Section 15 of the Plan);

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x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xi)	to determine the terms and restrictions applicable to Awards;

xii)	to make such adjustments or modifications to Awards granted to Grantees who are Consultants or Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

xiii)	to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

xiv)	to provide any notice or agreement or other communication required or permitted by the Plan in either written or electronic form;

xv)	to determine the vesting period during which each Award shall be subject to a risk of forfeiture upon a voluntary termination of employment or service, or termination in other specified circumstances, and the terms upon which such risk will end (i.e., “vesting” will occur), at a stated date or dates or on an accelerated basis in specified circumstances; and

xvi)	to make all other determinations deemed necessary or advisable for administering the Plan.

c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5.	Eligibility and General Conditions of Awards.

a)	Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Non-Employee Directors, and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Non-Employee Director, or Consultant who has been granted an Award may be granted additional Awards. Modifications to outstanding Awards may be made without regard to whether the Grantee is then currently eligible for a new Award.

b)	Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Administrator pursuant to Section 12 of the Plan may, if so permitted or required by the Administrator, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

c)	Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. The Administrator, in its discretion, may require as a condition to any Award Agreement’s effectiveness that the Award Agreement be executed by the Grantee, including by electronic signature or other electronic indication of acceptance, and that the Grantee agree to such further terms and conditions as specified in the Award Agreement.

d)	Death, Disability, Termination of Continuous Status as an Employee or Consultant or Non-Employee Director, and Related Events.

i)      Death. Except as otherwise provided in an Award Agreement, in the event that the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates due to death, then (a) all of the Grantee’s outstanding Options and Stock Appreciation Rights that are not yet fully exercisable shall immediately become exercisable in full at the date of death and shall remain exercisable in accordance with their terms, and (b) all of the Grantee’s outstanding unvested Stock Awards, Cash-Based Awards, and Other Stock-Based Awards shall become immediately fully vested and non-forfeitable at the date of death. Notwithstanding the preceding sentence, and except as otherwise provided in an Award Agreement, if the Grantee’s outstanding Award remains subject to performance-based forfeiture conditions immediately prior to the Grantee’s date of death, (a) a pro rata portion of the Grantee’s outstanding Award for each applicable performance measurement period that is an Option or a Stock Appreciation Right shall immediately become non-forfeitable and exercisable at the date of death and shall remain exercisable in accordance with its terms, and the remaining portion, if any, shall be forfeited at the date of death; (b) a pro rata portion of the Grantee’s outstanding Award for each applicable performance measurement period that is a Stock Award, Cash-Based Award or Other Stock-Based Award shall become immediately vested and non-forfeitable at the date of death, and the remaining portion, if any, shall be forfeited at the date of death; and (c) any other such outstanding Award for a performance measurement period that is not an applicable performance measurement period shall be forfeited at the date of death. The pro rata portion of the Grantee’s outstanding performance-based Award for each applicable performance measurement period that shall become non-forfeitable at the Grantee’s date of death shall be determined as follows:

(A)         The Company’s fiscal quarter-end coincident with or next preceding the Grantee’s death (or, if the Grantee’s death occurs in the first fiscal quarter of the applicable performance measurement period, then the Company’s fiscal quarter-end coincident with or next following the Grantee’s death) shall be treated as the end of the applicable performance measurement period, with the Administrator determining the actual level of the performance goal(s) achieved (such determination may be by means of a good faith estimate) and calculating, on a preliminary basis, the resulting portion of the Award that would have become non-forfeitable (or, with respect to Options and Stock Appreciation Rights, that would have become exercisable) for the applicable performance measurement period.

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(B)         The portion of the Award determined under clause (A) above shall be pro-rated by multiplying that portion by a fraction, the numerator of which is the number of months from the beginning of the applicable performance measurement period through the date of death (rounding any partial month to the next whole month) and the denominator of which is the aggregate number of months in the applicable performance measurement period.

For purposes of this Section 5.d)i), “applicable performance measurement period” means a performance measurement period that commences before the date of the Grantee’s death and that ends after the date of the Grantee’s death. Any portion of an outstanding Award that remains subject to performance-based forfeiture conditions immediately prior to the Grantee’s date of death and that exceeds the pro rata portion of the Award determined under clause (A) and (B) above, including but not limited to any portion of the Award that was subject to performance-based forfeiture conditions for a performance measurement period that had not commenced at the Grantee’s date of death, shall be forfeited at the Grantee’s date of death.

(ii)         Disability. Except as otherwise provided in an Award Agreement, in the event that the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates due to Disability, then (a) all of the Grantee’s outstanding Options and Stock Appreciation Rights that are not yet fully exercisable shall immediately become exercisable in full at the date of termination and shall remain exercisable in accordance with their terms, and (b) all of the Grantee’s outstanding unvested Stock Awards, Cash-Based Awards, and Other Stock-Based Awards shall become immediately fully vested and non-forfeitable at the date of termination. Notwithstanding the preceding sentence, and except as otherwise provided in an Award Agreement, if the Grantee’s outstanding Award remains subject to performance-based forfeiture conditions immediately prior to the Grantee’s date of termination, (a) a pro rata portion of the Grantee’s outstanding Award for each applicable performance measurement period that is an Option or a Stock Appreciation Right shall remain outstanding at the Grantee’s date of termination and shall be eligible to become exercisable and non-forfeitable based on the actual achievement of the performance goal(s) in the applicable performance measurement period in accordance with the terms of the Award Agreement, and the remaining portion, if any, shall be forfeited at the date of termination; (b) a pro rata portion of the Grantee’s outstanding Award for each applicable performance measurement period that is a Stock Award, Cash-Based Award or Other Stock-Based Award shall remain outstanding at the Grantee’s date of termination and shall be eligible to become non-forfeitable based on the actual achievement of the performance goal(s) in the applicable performance measurement period in accordance with the terms of the Award Agreement, and the remaining portion, if any, shall be forfeited at the date of termination; and (c) any other such outstanding Award for a performance measurement period that is not an applicable performance measurement period shall be forfeited at the date of the Grantee’s termination due to Disability. The pro rata portion of the Grantee’s outstanding performance-based Award for each applicable performance measurement period that shall remain outstanding at the Grantee’s date of termination and that shall be eligible to become non-forfeitable shall be determined by multiplying the Award subject to the performance-based forfeiture conditions for the applicable performance measurement period as originally granted (i.e., the target Award for the applicable performance measurement period) by a fraction, the numerator of which is the number of months from the beginning of the applicable performance measurement period through the date of termination (rounding any partial month to the next whole month) and the denominator of which is the aggregate number of months in the applicable performance measurement period. For purposes of this Section 5.d)ii), “applicable performance measurement period” means a performance measurement period that commences before the Grantee’s date of termination and that ends after the date of the Grantee’s termination due to Disability. Non-forfeitability of such pro rata portion of the Grantee’s Award will remain subject to the achievement of the performance goal(s) for the applicable performance measurement period in accordance with the terms of the Award Agreement. The death of the Grantee following a termination governed by this Section 5.d)ii), or a Change in Control following such termination, shall not increase or decrease the portion of the Award forfeited or not forfeited under this Section 5.d)ii) except as otherwise provided in an Award Agreement. Any portion of an outstanding Award that remains subject to performance-based forfeiture conditions immediately prior to the Grantee’s date of termination due to Disability and that exceeds the pro rata portion of the Award that remains outstanding at the date of termination under this Section 5.d)ii), including but not limited to any portion of the Award that was subject to performance-based forfeiture conditions for a performance measurement period that has not commenced at the date of the Grantee’s termination due to Disability, shall be forfeited at the Grantee’s date of termination. Unless otherwise determined by the Administrator, as a condition to the non-forfeiture of an Award or any portion of an Award under this Section 5.d)ii), the Grantee shall be required to execute a separation agreement and release, in a form prescribed by the Administrator, setting forth covenants relating to noncompetition, nonsolicitation, nondisparagement, confidentiality and similar covenants for the protection of the Company’s business and releasing the Company from liability in connection with the Grantee’s termination.

(iii)        Non-Employee Directors; Other Termination Events Notwithstanding anything to the contrary in Sections 5.d)i) and 5.d)ii) above, such sections shall not apply to Awards granted to Non-Employee Directors. Except as otherwise provided in Sections 5.d)i) and 5.d)ii) above, the Administrator shall establish and set forth in each Award Agreement the manner in which the Grantee’s termination of Continuous Status as an Employee or Consultant or Non-Employee Director and related events will affect an Award.

e)	Buyout Provisions. Except as otherwise provided in this Section 5.e), the Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made. No such buy out shall occur without the prior approval or consent of the Company’s stockholders if such a transaction would constitute a “repricing” defined in Section 15 of the Plan. This provision is intended only to clarify the powers of the Administrator and shall not in any way be deemed to create any rights on the part of Grantees to buyout offers or payments.

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f)	Nontransferability of Awards.

i)	Except as provided in Section 5.f)iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

ii)	Except as provided in Section 5.f)iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

iii)	To the extent and in the manner permitted by Applicable Law (including restrictions applicable to Incentive Stock Options), and to the extent and in the manner permitted by the Administrator, and subject to such terms and conditions as may be prescribed by the Administrator, a Grantee may transfer an Award to:

A.	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

B.	any person sharing the employee’s household (other than a tenant or employee);

C.	a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

D.	a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

E.	any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

F.	provided, however, that such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

g)	Minimum Vesting Period; Prohibition of Discretionary Acceleration. Except as otherwise provided in Section 13, the minimum vesting period during which an Award granted on or after September 1,2016 shall be subject to a risk of forfeiture upon a voluntary termination of employment or service, and the terms upon which such risk will end (i.e., "vesting" will occur), at a stated date or dates, shall not be less than one year from the Date of Grant of such Award, except where the aggregate number of Shares subject to outstanding Awards that do not satisfy such minimum vesting period requirement is five percent or less of the number of Shares reserved for issuance under Section 3.a) of the Plan. Except as otherwise provided in Section 13, the Administrator may not exercise its discretion to accelerate vesting, or to waive the forfeiture restrictions, under the standard vesting provision contained in any Award Agreement with respect to an Award granted on or after September 1, 2016.

6.	Options. The Administrator may grant Options to Employees or Consultants or Non-Employee Directors from time to time upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

a)	Limitations on Incentive Stock Options. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Date of Grant with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. In the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the Date of Grant, or such shorter term as may be provided in the Award Agreement.

b)	Option Price and Consideration.

i)	Option Price. The per share Option Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and, except as otherwise provided in this Section 6.b)i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

A.	In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share Option Price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

B.	Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and intended to preserve for the Grantee the

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economic value of all or a portion of such Acquired Entity Option, may be granted with such Option Price as the Administrator determines to be necessary to achieve such preservation of economic value.

c)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised (subject to Section 5.b)) and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested and exercisable according to the terms of the Award Agreement.

d)	Form of Consideration. Except as otherwise determined by the Administrator, the acceptable form of consideration for exercising an Option may consist of any combination of cash, personal check, wire transfer or:

i)	pursuant to rules and procedures approved by the Administrator, promissory note, provided however that, a promissory note shall not be an acceptable form of consideration to the extent that such a promissory note is prohibited by Applicable Law as a result of the Company’s acceptance of such a promissory note constituting (within the meaning of Section 13(k) of the Exchange Act) a direct or indirect (including through any Subsidiary) extension or maintenance of credit, arrangement for the extension of credit, or renewal of an extension of credit, in the form of a personal loan to or for any Director or executive Officer by the Company;

ii)	nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and which have a value at the time of exercise that is equal to the Option Price;

iii)	net exercise, in which case the Company will not require a payment of the Option Price from the Grantee but will reduce the number of Shares issued upon the exercise by the number of whole Shares that has an aggregate Fair Market Value that equal to the aggregate Option Price for the portion of the Option exercised;

iv)	pursuant to procedures approved by the Administrator, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the cash amount sufficient to pay the Option Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise; or

v)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

e)	Exercise of Option.

i)	Procedure for Exercise; Rights as a Stockholder.

A.	Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

B.	An Option may not be exercised for a fraction of a Share.

C.	An Option shall be deemed exercised when the Company receives:

(1)	written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4.b) of the Plan or otherwise) from the person entitled to exercise the Option, and

(2)	full payment for the Shares with respect to which the Option is exercised.

D.	Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse (or other permitted transferee). Until the stock certificate evidencing such Shares is issued or delivery is otherwise effected by the Company (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, or provide a commercially reasonable alternative means of delivery, promptly after the Option is exercised. No Dividend Equivalents will be credited on any outstanding Option and no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are delivered upon exercise, except as provided in Section 13 of the Plan.

E.	Exercising an Option in any manner shall decrease the number of Shares thereafter available under the Option, by the number of Shares as to which the Option is exercised.

7.	Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights to Employees or Consultants or Non-Employee Directors from time to time upon such terms and conditions as the Administrator may determine in accordance with the following provisions. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount in cash or Shares equal to the Spread at the time of the exercise of such right.

a)	Base Price. The Base Price shall be equal to or greater than the Fair Market Value on the Date of Grant.

b)	Exercise of SARs. SARs shall be exercised by the delivery of a written or electronic notice of exercise to the Company (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4.b) of the Plan or otherwise), setting forth the number of Covered Shares with respect to which the SAR is to be exercised.

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c)	Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

i)	the Spread; by

ii)	the number of Shares with respect to which the SAR is exercised; provided, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such limit (which may be expressed as a percentage of the Fair Market Value of a Share on the Date of Grant or as a fixed value limit or otherwise) as the Administrator shall specify (this limit cannot operate to exceed the Spread). As determined by the Administrator, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

A.	No Dividend Equivalents will be credited on any outstanding SAR and no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares (if any) are delivered upon exercise of a SAR, except as provided in Section 13 of the Plan.

8.	Stock Awards.

a)	Authorization to Grant Stock Awards. The Administrator may grant Stock Awards to Employees or Consultants or Non-Employee Directors from time to time. A Stock Award may be made in Shares or denominated in units representing rights to receive Shares. Each Stock Award shall be evidenced by an Award Agreement that shall set forth the conditions, if any, which will need to be timely satisfied before the Stock Award will be vested and settled and the conditions, if any, under which the Grantee’s interest in the related Shares or units will be forfeited. Any such conditions for effectiveness or non-forfeitability may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. A Stock Award made in Shares that are subject to forfeiture conditions and/or other restrictions may be designated as an Award of “Restricted Stock.” A Stock Award denominated in units that are subject to forfeiture conditions and/or other restrictions may be designated as an Award of “Restricted Stock Units.” For the avoidance of doubt, the Administrator is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Administrator.

b)	Dividends, Voting and Other Ownership Rights.

i)	Restricted Stock Awards. Unless otherwise determined by the Administrator, an Award of Restricted Stock shall entitle the Grantee to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue; provided, however, that, in the case of an Award of Restricted Stock that is conditioned on the attainment of performance goals, the Grantee shall not receive payment of any dividends unless and not earlier than such time as the Restricted Stock becomes earned. An Award Agreement may require that any or all dividends or other distributions paid on the Restricted Stock during the period for which the substantial risk of forfeiture is to continue be automatically sequestered and reinvested in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.

ii)	Restricted Stock Unit Awards. Unless otherwise determined by the Administrator, a Grantee shall not have any rights as a stockholder with respect to Shares underlying an Award of Restricted Stock Units until such time, if any, as the underlying Shares are actually issued to the Grantee. The Administrator may provide in a Restricted Stock Unit Award Agreement for the payment of Dividend Equivalents to the Grantee at such times as paid to stockholders generally or at the time of vesting or other payout of the Restricted Stock Units, provided, however, that in the case of such an Award that is conditioned on the attainment of performance goals, the Grantee shall not receive payment of any Dividend Equivalents unless and not earlier than such time as the Restricted Stock Units have become earned, and provided further, that if the payment or crediting of Dividend Equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or Dividend Equivalents shall conform to the requirements of Code Section 409A.

9.	Cash-Based Awards. The Administrator may grant Cash-Based Awards to Employees or Consultants or Non-Employee Directors from time to time. Cash-Based Awards may be granted in such amounts and on such terms and conditions as the Administrator determines in its discretion. Cash-Based Awards may be denominated in cash, in Common Stock or other securities, in units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the discretion of the Administrator.

10.	Other Stock-Based Awards. The Administrator may grant Other Stock-Based Awards to Employees or Consultants or Non-Employee Directors from time to time. Other Stock-Based Awards may be granted in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as the Administrator determines in its discretion. Other Stock-Based Awards may be denominated in cash, in Common Stock or other securities, in units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the discretion of the Administrator.

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11.	Code Section 162(m) Provisions.

a)	Notwithstanding any other provision of the Plan, if the Compensation Committee of the Board (the “Compensation Committee”) determines at the time an Award is granted to a Grantee that such Grantee is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Code Section 162(m)(3), and to the extent the Compensation Committee considers it desirable for compensation delivered pursuant to such Award to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Code Section 162(m), then the Compensation Committee may provide that this Section 11 is applicable to such Award under such terms as the Compensation Committee shall determine.

b)	If an Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto or payment, as applicable, shall be subject to satisfaction of one, or more than one, objective performance goals. The Compensation Committee shall determine the performance goals that will be applied with respect to each Award subject to this Section 11 at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance goal(s) relate (or 25% of the specified performance measurement period if such period is less than one year). The performance criteria applicable to Awards subject to this Section 11 will be one or more of the following criteria: stock price; market share; sales, including to specified market segments or targeted customers; earnings per share, core earnings per share or variations thereof; return on equity; costs; revenue; cash to cash cycle; days payables outstanding; days of supply; days sales outstanding; cash flow; operating income; profit after tax; profit before tax; return on assets; return on net assets; return on sales; inventory turns; invested capital, including completion of a specified capital-raising transaction; net operating profit after tax; return on invested capital; total stockholder return; earnings; return on equity or average shareowners’ equity; return on capital; return on investment; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; contract awards or backlog; overhead or other expense reduction; growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation; net cash provided by operating activities; gross margin; economic value added; customer satisfaction; financial return ratios; market performance; completion of a specified acquisition or disposition; bookings; business divestitures and acquisitions; cash position; contribution margin; customer renewals; customer retention rates; earnings before interest and taxes; EBITDA; employee satisfaction; expenses; gross profit dollars; growth in bookings; growth in revenues; net profit; net sales; new product development; number of customers; productivity; operating cash flow; operating expenses; product defect measures; product release timelines; productivity; research and development milestones; revenue growth; time to market; working capital; or such similarly objectively determinable financial or other measures as may be adopted by the Compensation Committee.

c)	The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The targeted level or levels of performance may be established in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. The specified performance measurement period(s) may be annual, multi-year, quarterly, or of any other duration determined by the Compensation Committee. The Compensation Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring income or expense, items of an unusual nature or of a type that indicates infrequency of occurrence, or other financial and general and administrative expenses for the performance period. Performance goals need not be based on audited financial results.

d)	Notwithstanding any contrary provision of the Plan, the Compensation Committee may not increase the number of Shares granted pursuant to any Stock Award subject to this Section 11 nor otherwise increase the compensation payable that would otherwise be due under any Award subject to this Section 11 upon achievement of a performance goal, nor may it waive the achievement of any performance goal established pursuant to this Section 11 after the performance goal has been determined under Section 11.b). The Compensation Committee may, in its discretion, reduce the amount of compensation otherwise to be paid or earned in connection with an Award granted on or after September 1, 2013, notwithstanding the achievement of any performance goal and notwithstanding Section 15.c) or any other contrary provision of the Plan; provided, no such reduction may be made after a Change in Control.

e)	Prior to the payment of any Award subject to this Section 11, the Compensation Committee shall certify in writing that the performance goal(s) applicable to such Award was met. Prior to the payment of an Award to a Grantee who is not an "officer" of the Company for purposes of Section 16 of the Exchange Act, the written certification that the performance goal(s) applicable to such Award was met may be made by such Grantee's divisional Executive Vice President or Chief Executive Officer, by the Chief Operating Officer of the Company or by the President of the Company, and such officer may, in his or her discretion, reduce the amount of compensation otherwise to be paid or earned in connection with such Award granted on or after September 1, 2013, notwithstanding the achievement of any performance goal and notwithstanding Section 15.c) or any other contrary provision of the Plan; provided, no such reduction may be made after a Change in Control.

f)	The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m).

12.	Deferral of Receipt of Payment. The Administrator may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to Awards

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other than Options and SARs. If any such deferral is required or permitted, the Administrator shall establish such rules and procedures for such deferral, including rules and procedures implemented pursuant to Section 21 for compliance with Code Section 409A.

13.	Adjustments Upon Changes in Capitalization or Change of Control.

a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Covered Shares, and the number of Shares which have been authorized for issuance under the Plan (including Section 3.a) and 3.b)) but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the annual per-person limitation on equity Awards, as well as the price per share of Covered Shares and share-based performance conditions of Awards, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, and in the event of an extraordinary dividend, spinoff or similar event affecting the value of Common Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In furtherance of the foregoing, a Grantee shall have a legal right to an adjustment to an Award which constitutes “share-based equity” in the event of an “equity restructuring,” as such terms are defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Grantee. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Shares. No adjustment shall be made pursuant to this Section 13 in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

b)	Change in Control. Unless otherwise provided in an Award Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control.

i)	Continuation, Assumption, or Replacement of Awards.

A.	In General. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by the Plan), and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume, or replace all Awards or only some Awards or portions of Awards. For purposes of this subsection 13.b)i)(a), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the Option Price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Grantee has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control without increasing the aggregate Option Price or Base Price of such Award and provides for a vesting or exercisability schedule that is the same as or more favorable to the Grantee.

B.	Vesting following Continuation, Assumption, or Replacement.

(1)	If the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director does not terminate prior to the first anniversary of the date of the Change in Control (the “Change in Control Anniversary”), then on the Change in Control Anniversary (i) all of the Grantee’s continued, assumed, or replaced outstanding Options and Stock Appreciation Rights that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all of the Grantee’s continued, assumed, or replaced unvested Stock Awards and Other Stock-Based Awards will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to the Grantee’s continued, assumed, or replaced unvested Awards for performance measurement periods not yet ended at the date of the Change in Control Anniversary will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the Change in Control Anniversary (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the Award. This subsection 13.b)i)(b)(1) shall supersede the standard vesting provision contained in an Award Agreement only to the extent that it results in accelerated vesting of the Award, and it shall not result in a delay of any vesting of an Award that otherwise would occur under the terms of the standard vesting provision contained in the Award Agreement.

(2)	If the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Grantee for Good Reason, then on the Date of Termination (i) all of the Grantee’s outstanding continued, assumed, or replaced Options and Stock Appreciation Rights that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all of the Grantee’s continued, assumed, or replaced unvested Stock Awards and Other Stock-Based Awards will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to the Grantee’s unvested continued, assumed, or replaced Awards for performance measurement periods not yet ended at the date of

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termination will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the date of termination (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the Award. This subsection 13.b)i)(b)(2) shall supersede the standard vesting provision contained in an Award Agreement only to the extent that it results in accelerated vesting of the Award, and it shall not result in a delay of any vesting of an Award that otherwise would occur under the terms of the standard vesting provision contained in the Award Agreement.

ii)	Acceleration of Awards. Except as otherwise provided in subsection 13.b)iii) of the Plan, if and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change in Control, then (a) outstanding Options and Stock Appreciation Rights issued to the Grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (b) all unvested Stock Awards and Other Stock-Based Awards will become immediately fully vested and non-forfeitable; and (c) any performance objectives for performance measurement periods not yet ended at the date of the Change in Control will be deemed to have been satisfied at the greater of the designated target level or the level actually achieved by performance through the Change in Control (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the Award. The foregoing notwithstanding, an Award that constitutes a deferral of compensation under Code Section 409A will be settled on an accelerated basis only if and to the extent that such settlement does not result in tax penalties to Grantees under Section 409A.

iii)	Payment for Awards. If and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change in Control, then the Administrator in its discretion may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this subsection 13.b)iii). The Administrator will not be required to treat all Awards similarly for purposes of this subsection 13.b)iii). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (a) the fair market value (as determined in good faith by the Administrator) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (b) the aggregate Option Price or Base Price (if any) for the Shares subject to the Award or portion thereof being terminated. If there is no excess, the Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Administrator determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award surrendered.

14.	Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Law. The Plan shall continue in effect until October 21, 2020, unless terminated earlier under Section 15 of the Plan.

15.	Amendment and Termination of the Plan and Awards.

a)	Amendment and Termination. Subject to the requirements of this Section 15, the Board may at any time amend, alter, suspend or terminate the Plan. The Compensation Committee may amend, alter, suspend or terminate the Plan so long as such action complies with Applicable Law, except that any Plan amendment to be presented to the stockholders for approval shall first be approved by the Board. The Administrator may at any time amend, alter, suspend or terminate an outstanding Award.

b)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law. Without the approval of stockholders, no amendment or alteration of the Plan or any outstanding Option or SAR will have the effect of amending or replacing such an Option or SAR in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (1) amending the terms of an Option or SAR after it is granted to lower its Option Price or Base Price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange or substitution for another Option, SAR, Stock Award, other equity, or cash or other property. A cancellation and exchange or substitution described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, SAR, Stock Award, or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Grantee. Adjustments to Awards under Section 13 will not be deemed “repricings,” however. The Administrator shall have no authority to amend, alter, or modify any Award term after the Award has been granted to the extent that the effect is to waive a term that otherwise at that time would be mandatory for a new Award of the same type under the Plan.

c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or an Award (i) shall materially impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, or (ii) impose any additional obligation on the Company or right on the Grantee, unless signed by the Company (electronically or otherwise).

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16.	Conditions Upon Issuance of Shares.

a)	Legal Compliance. The Company shall not be obligated to issue Shares pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, other Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and may be further subject to the approval of counsel for the Company with respect to such compliance.

b)	Investment Representations. As a condition to the exercise of an Award or issuance of Shares in connection with an Award, the Company may require the Grantee or permitted transferee to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or advisable.

17.	Liability of Company.

a)	Inability to Obtain Authority. The inability of the Company to obtain authorization from any regulatory body having jurisdiction, which authorization is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall use its best efforts to obtain such authorization.

b)	Grants Exceeding Allotted Shares. If the Covered Shares covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Covered Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

18.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.	Rights of Grantees. Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment, service as a Director or consulting relationship with the Company or a Subsidiary, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment, service or consulting relationship at any time, with or without cause.

20.	Sub-plans for Foreign Subsidiaries. The Administrator may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

21.	Code Section 409A. It is intended that the Plan and all Awards hereunder be administered in a manner that will comply with Code Section 409A. The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Code Section 409A. Notwithstanding anything in this Section to the contrary, no amendment to or payment under any Award will be made unless such transaction will result in no tax penalty to the Grantee. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Award hereunder as a result of a Grantee’s “separation from service” at such time as the Grantee is a “specified employee” (as those terms are defined for purposes of Code Section 409A) and such amount constitutes a deferral of compensation subject to Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the date six months after the Grantee’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

22.	Withholding. The Company and any Subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Grantee, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Administrator may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s withholding obligations, either on a mandatory or elective basis in the discretion of the Administrator. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that potentially will result in additional accounting expense to the Company must be expressly authorized by the Administrator.

23.	Governing Law. The Plan and any Award Agreements and any and all determinations made and actions taken in connection with the Plan and Award Agreements, shall be governed by and construed in accordance with the Delaware General Corporation Law and applicable federal law, and in other respects with the substantive laws of the State of Florida.

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APPENDIX B

PROPOSED REVISIONS SUBJECT TO STOCKHOLDER APPROVAL ARE MARKED, WITH THE NEW LANGUAGE APPEARING AS SHADED.

JABIL CIRCUIT, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of Jabil Circuit, Inc. (the “Company”).

1.	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Plan shall also include a Non 423 Component (the "Non-423 Component") for employees outside the United States. Purchase rights under the Non-423 Component will be granted in accordance with Section 13(c) of the Plan and pursuant to rules, procedures, or sub-plans set forth by the Company so as to achieve such tax, legal, or other objectives for employees and the Company.

2.	Definitions.

(a)	“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, whether now or hereafter existing.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.”

(e)	“Common Stock” shall mean the Common Stock, .001 par value, of the Company.

(f)	“Company” shall mean Jabil Circuit, Inc., a Delaware corporation.

(g)	“Compensation” shall mean all base straight time gross earnings including payments for shift premium, commissions and overtime, incentive compensation, incentive payments, regular bonuses and other compensation.

(h)	“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)	“Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code and whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approval a leave of absence. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(j)	“Enrollment Date” shall mean the first day of each Offering Period.

(k)	“Exercise Date” shall mean the last day of each Offering Period.

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(l)	“Fair Market Value” shall mean the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	In the absence of an established market for the Common Stock, the Board shall determine Fair Market Value on a reasonable basis.

(m)	“Offering Period” shall mean a period of approximately six months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending the following December 31, except that the first Offering Period shall commence on the first Trading Day on or after July 1, 2011, and end on the last Trading Day occurring in the period ending December 31, 2011. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n)	“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)	“Plan” shall mean this 2011 Employee Stock Purchase Plan.

(p)	“Purchase Price” shall mean an amount equal to 85 percent of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(q)	“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)	“Trading Day” shall mean a day on which United States national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3.	Eligibility.

(a)	Any person who is an Employee, as defined in Section 2(i), who has been continuously employed by the Company or a Designated Subsidiary for at least 90 days (taking into account all of the Employee’s periods of employment) and who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds 25,000 dollars worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)	All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 13(c) that is not designated to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. In addition, the Board may impose restrictions on eligibility and participation of

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Employees who are officers and directors to facilitate compliance with federal or State securities laws or foreign laws.

4.	Offering Periods. The Plan shall be implemented by consecutive Offering Periods until the Plan is terminated in accordance with Section 19 hereof. Subject to the requirements of Section 19, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at 15 days prior to the scheduled beginning of the first Offering Period to be affected.

5.	Participation.

(a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form (including by electronic communication) provided by the Company and filing it with the Company’s payroll office in accordance with procedures established by the Company prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

(b)	Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6.	Payroll Deductions.

(a)	At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10 percent of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed 10 percent of the participant’s Compensation during said Offering Period.

(b)	All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)	A participant may discontinue his or her payroll deductions during the Offering Period as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during an Offering Period by completing and filing (including by electronic communication) with the Company in accordance with procedures established by the Company a new subscription agreement authorizing a change in payroll reduction rate; provided, however that a participant may not change his or her rate of payroll deductions more than once in a given Offering Period. The change in rate shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(d)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to zero percent at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(e)	At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, foreign or other tax or social insurance withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

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7.	Grant of Option.

(a)	On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 and shall expire on the last day of the Offering Period.

(b)	Options may be granted under the Plan from time to time in substitution for stock options held by employees of another corporation who become, or who became prior to the effective date of the Plan, Employees of the Company or a Designated Subsidiary as a result of a merger or consolidation of such other corporation with the Company, or the acquisition by the Company or a Designated Subsidiary of all or a portion of the assets of such other corporation, or the acquisition by the Company or a Designated Subsidiary of stock of such other corporation with the result that such other corporation becomes a Designated Subsidiary.

8.	Exercise of Option. A participant’s option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the transfer of the shares purchased upon exercise of each participant’s option in electronic form to a broker designated by the participant, or, in the discretion of the Company, the delivery to the participant of a certificate representing such shares.

10.	Discontinuance of Payroll Deductions; Termination of Employment.

(a)	A participant may discontinue his or her payroll deductions during an Offering Period before the end of the Offering Period by giving written or electronic notice to the Company in the form provided by the Company and prior to the deadline specified by Company procedures. The discontinuance shall be effective with the first full payroll period following five business days after the Company’s timely receipt of the notice of discontinuance unless the Company elects to process a given discontinuance more quickly. Although no further payroll deductions for the purchase of shares will be made during the Offering Period, all of the participant’s payroll deductions credited to his or her account prior to the discontinuance will be applied to the purchase of shares in accordance with Section 8. If a participant discontinues his or her payroll deductions during an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)	Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(i)), the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the participant's estate, and such participant’s option will be automatically terminated.

(c)	In the event an Employee fails to remain an Employee for at least 20 hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to discontinue payroll deductions.

(d)	A participant’s discontinuance of payroll deductions during an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period during which the participant discontinues payroll deductions.

11.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

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12.	Stock.

(a)	The maximum number of shares of the Company’s Common Stock that may be made available for sale under the Plan is 12,000,000, subject to adjustment upon changes in capitalization of the Company as provided in Section 17. If on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13.	Administration.

(a)	The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to provide or permit any notice or other communication required or authorized by the Plan in either written or electronic form. Except as otherwise provided in the Plan, the Committee may delegate such of its administrative responsibilities as it deems appropriate provided such delegation is in writing. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i)	Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii)	No member of the Board who is eligible to participate in the Plan may be a member of the Committee.

(b)	Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

(c)	Notwithstanding any provision to the contrary in this Plan other than Section 12(a), the Company may adopt rules or procedures relating to the operation and administration of the Non-423 Component to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions and shares of Common Stock, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of delivery of shares of Common Stock, which may vary according to local requirements. Further, the Company is specifically authorized to adopt rules and procedures regarding the eligibility of employees to participate in the Non-423 Component and to identify and designate Affiliates from time to time as eligible to participate in the Non-423 Component.

14.	Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

15.	Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

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16.	Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, and the number of shares purchased.

17.	Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board deter mines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

18.	The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.	Amendment or Termination.

(a)	The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. The Committee may at any time and for any reason amend the Plan so long as such action complies with applicable law, except that any Plan amendment to be presented to the stockholders for approval shall first be approved by the Board. In addition, the principal human resources officer of the Company may amend the Plan (i) to maintain qualification of the Plan (or any component thereof) under Code Section 423 or (ii) to make technical, administrative or editorial Plan amendments provided that such technical, administrative or editorial changes do

B-6

not materially increase the cost to the Company of maintaining the Plan. Except as provided in Section 17, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)	Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

20.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan. The Plan shall become effective upon the approval by the stockholders of the Company. It shall continue in effect until it is terminated under Section 19.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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JABIL

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Anousheh Ansari	☐	☐	02 - Martha F. Brooks	☐	☐	03 - Timothy L. Main	☐	☐
04 - Mark T. Mondello	☐	☐	05 - Frank A. Newman	☐	☐	06 - John C. Plant	☐	☐
07 - Steven A. Raymund	☐	☐	08 - Thomas A. Sansone	☐	☐	09 - David M. Stout	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02GXNB

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically via the Internet helps reduce Jabil's mailing and printing costs. To receive future proxy materials electronically, if made available by Jabil, go to: http://www.computershare.com/investor and follow the instructions provided. Your participation in this program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time by going to http://www.computershare.com/investor on the Internet.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — JABIL CIRCUIT, INC.

The undersigned hereby appoints ROBERT L. KATZ and FORBES I.J. ALEXANDER, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock of Jabil Circuit, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc., to be held at the Company's headquarters, 10560 Dr. Martin Luther King Jr. Street North, St. Petersburg, Florida 33716, on Thursday, January 26, 2017, at 10:00 a.m., Eastern Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED (1) FOR ALL LISTED NOMINEES FOR DIRECTOR, (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS JABIL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2017, (3) FOR THE APPROVAL (ON AN ADVISORY BASIS) OF JABIL'S EXECUTIVE COMPENSATION, (4) FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE SIZE OF THE JABIL CIRCUIT, INC. 2011 STOCK AWARD AND INCENTIVE PLAN BY 4,950,000 SHARES, (5) FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE SIZE OF THE JABIL CIRCUIT, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN BY 6,000,000 SHARES, AND (6) FOR TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT THEREOF.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE